Exhibit 10(b)


                      EXCLUSIVE MARKETING LICENSE AGREEMENT


This Exclusive Marketing License Agreement ("Agreement") dated as of October 11, 2002 (the "Effective Date") by and between FairPoint Broadband, Inc. ("FAIRPOINT"), a Delaware corporation and a wholly owned subsidiary of FAIRPOINT Communications, Inc., and Artera Group, Inc. ("ARTERA"), a Delaware corporation.

WHEREAS FAIRPOINT is engaged in the marketing of Internet services to Incumbent Local Exchange Carriers ("ILECs"), Rural Local Exchange Carriers ("RLECs"), Competitive Local Exchange Carriers ("CLECs") and Internet Service Providers ("ISPs"); and

WHEREAS ARTERA is engaged in the development, distribution and operation of Internet infrastructure technology and services designed to enhance the speed of Internet connections and communications ("ARTERA TURBO"). ARTERA TURBO is currently marketed by ARTERA for use on residential and business computers. ARTERA is currently developing additional products and technology derived from and related to ARTERA TURBO, including but not limited to similar technology and service for switchable use on lap top computers ("ROAD WARRIOR") and for creating virtual private local area networks (LANs) and virtual private wide area networks (WANs) using public access systems (Virtual Private Networks, or "VPNs"); and

WHEREAS ARTERA's technology and services can add value to the services sold by FAIRPOINT and FAIRPOINT is desirous of obtaining from ARTERA the right to market ARTERA TURBO products and services on a wholesale basis, including the exclusive right to market ARTERA TURBO products on a wholesale basis to certain ILECs and RLECs and to

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certain  specifically  identified  ISPs, as well as a non-exclusive right to market to other wholesale markets with ARTERA's consent; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1.   DEFINITIONS

As used herein, the terms described below have the following meanings.

1.1 "Affiliate" shall mean any legal entity that, directly or indirectly, is controlled by, in control of, or under common control with the legal entity with reference to which the term "Affiliate" is used.

1.2 "Aggregate Net Revenue" shall mean the total revenue received by FAIRPOINT from its Customers or End Users pursuant to this Agreement less (a) all Unit Royalties paid or payable to ARTERA; (b) all Support Fees paid or payable to, or retained by, FAIRPOINT Customers; and (c) all taxes paid or payable by FAIRPOINT under Article 18 and not recovered by FAIRPOINT from the Customer or End User.

1.3       "ARTERA  Business  License"  shall mean a single or multi-seat  ARTERA
          License granted to a Small Business to allow the use of the Licensed Products by multiple users within that Small Business. An ARTERA
          Business License includes the right to use the technology and equipment provided to the Small Business by ARTERA to provide for the business environment, as well as the End User Software for each licensed seat.

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1.4       "ARTERA  License" or "ARTERA End User License"  shall mean the license to use the Licensed Product(s), the Licensed Patents and the Licensed Technology granted by ARTERA to an End User to allow the End User to use the Licensed Product(s) on its computer(s). "ARTERA License" and "ARTERA End User License" shall include ARTERA Business Licenses.

1.5 "Business End User" shall mean a user and licensee of the Licensed Products pursuant to an ARTERA Business License. The term "Business End User" refers to the Small Business entity that is the licensee under an ARTERA Business License and not to the individual users within that business entity.

1.6       "Confidential  Information"  shall mean the  information  described in
          Article 5 below and shall include the Deliverables and any and all samples, models, prototypes, drawings, specifications, formulas, algorithms, software, operating techniques, processes, data, technical and other information, including any information relating to the status of research or other investigations being conducted, whether given in writing, orally, or in magnetic or other electronic processing form to the extent that such information is not in the public domain through other than a breach of this Agreement.

1.7 "Customer" or "FAIRPOINT's Customer" shall mean a wholesale customer of FAIRPOINT through whom FAIRPOINT markets the Licensed Products for licensing to End Users, or to whom FAIRPOINT has sublicensed its rights under this Agreement. FAIRPOINT's Customers include, but are not limited to, FAIRPOINT's Market Members. Customers other than Market Members may include, for example, computer retailers, CLECs, business software developers, or similar businesses whose service or

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          product represents a potential  wholesale conduit of Licensed Products to End Users, and to whom FAIRPOINT markets the Licensed Products with ARTERA's consent pursuant to Section 2.1 below.

1.8 "CRM System" shall mean the accounting and functional interface system provided by ARTERA that as a part of the ARTERA TURBO support system allows End Users of FAIRPOINT or its Customers to be uniquely identified from other End Users of the Licensed Product, and, through the ARTERA reseller center, allows FAIRPOINT and ARTERA to interface with ARTERA's records and systems for the purpose of initiating ARTERA End User Licenses pertaining to FAIRPOINT or its Customers, activating or deactivating those End Users' access to the Internet Platform, billing or invoicing those End Users and otherwise providing first level support to those End Users, all as more specifically described on Schedule 1.8.

1.9 "Deliverables" shall mean the models, specifications, codes and other documentation and materials described on Schedule 4.3 hereto to be delivered by ARTERA to FAIRPOINT under Section 4.3 of this Agreement.

1.10 "End User" shall mean a user and licensee of the Licensed Product(s) pursuant to an ARTERA License, including an ARTERA Business License.

1.11 "End User License Fee" shall mean the monthly license and/or service fees paid by an End User of a FAIRPOINT Customer for the use of the Licensed Product.

1.12 "End User Software" shall mean the Licensed Product software resident or installed on the End User's personal computer(s) or at the End User's location.

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1.13      "Initial License Installment" shall mean the first monthly installment payment of the License Fee paid by FAIRPOINT upon execution of this Agreement pursuant to Section 3.1.

1.14 "Internet Platform" shall mean all of the software and hardware (not including the End User Software) owned, leased or otherwise controlled by, or licensed to, ARTERA which make up the established communications platform described in Schedule 21.3, and used by ARTERA or otherwise necessary to the operation of the Licensed Products, including the Platform Hardware and the Platform Software.

1.15 "Know-how", in general, will have its usual and accepted meaning, that is, inter alia, all factual knowledge and information not capable of precise, separate description but which, in an accumulated form, after being acquired as the result of trial and error, gives to the one acquiring it an ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success.

1.16      "Level I Support"  shall  mean those  support  services  described  on
          Schedule 1.16.

1.17      "Level II Support"  shall mean those  support  services  described  on
          Schedule 1.17.

1.18 "License" shall mean, inclusively, all licenses and rights granted to FAIRPOINT in this Agreement.

1.19 "Licensed Patents" shall mean all those patents and pending patents relating to the Licensed Products that are owned by or licensed to ARTERA, together with those patents issued under patent applications filed or to be filed relating to the Licensed Products,

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          including   any   continuations,   continuations-in-part,   divisions,
          extensions, reissues, re-examinations or renewals of any of the foregoing. Such Licensed Patents pending as of the date hereof are set forth on Schedule 1.19 hereto, which Schedule shall be updated from time to time by ARTERA to reflect new or additional patents or patent applications and the status of pending patent applications.

1.20 "Licensed Products" shall mean the software embodying or employing all or part of the Licensed Patents or Licensed Technology, licensed to Residential and Small Business End Users as a bundled or unbundled add-on subscription product or service, including, but not limited to, "Artera Turbo", "Road Warrior", "Virtual Private Network", "SmartHost" and all updates, enhancements and/or derivatives thereof, together with the right to use such software and Licensed Products in connection with the Internet Platform. "Licensed Products" includes all software products and Internet access systems or services developed and commercially implemented by ARTERA during the term of this Agreement that incorporate the Licensed Patents or the Licensed Technology or any modifications or derivatives thereof or are otherwise based upon Licensed Products existing as of the Effective Date.

1.21 "Licensed Technology" shall mean that unpatented technology relating to the Licensed Products and owned by or licensed to ARTERA.

1.22 "License Fee" shall mean the total License Fee payable by FAIRPOINT to ARTERA pursuant to Section 3.1 below.

1.23 "Market" or "FAIRPOINT's Market" shall mean (a) all ILECs and RLECs based in the United States and Canada, except for the Reserved ILECs; and (b) the Selected ISPs.

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1.24      "Market  Member"  or  "Member  of  FAIRPOINT's  Market"  shall mean an individual ILEC, RLEC or Selected ISP within the Market.

1.25 "Monthly License Installment(s)" shall mean the monthly installment payments towards the License Fee paid by FAIRPOINT after the Initial License Installment pursuant to Section 3.1 below.

1.26 "Payment Breach" shall mean the failure by FAIRPOINT to pay any Monthly License Installment or Unit Royalties when due.

1.27 "Platform Hardware" shall mean all servers, computer data centers, host computers, communication systems and switches and all other hardware owned, leased or operated by ARTERA and necessary to the operation and functioning of the Internet Platform and the Licensed Products.

1.28 "Platform Software" shall mean all software owned, leased, licensed to or used by ARTERA and necessary to the operation and functioning of the Internet Platform and the Licensed Products, but not including the End User Software.

1.29 "Reserved ILECs" shall mean those ILECs identified on Schedule 1.29, to whom ARTERA has reserved the exclusive right to market the Licensed Products.

1.30      "Reserved  ISPs"  shall  mean  those  twenty-two  ISPs  identified  on
          Schedule 1.30, to whom ARTERA has reserved the exclusive right to market the Licensed Products.

1.31 "Reserved Market" shall mean the Reserved ISPs and the Reserved ILECs, collectively.

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1.32     "Residential  End User"  shall mean an End User  pursuant to an ARTERA
          License that is not an ARTERA Business License.

1.33 "Selected ISPs" shall mean those fifty (50) ISPs selected by FAIRPOINT from among all United States based ISPs (except for the Reserved ISPs) to be a part of the Market, identified on Schedule 1.33, as it may be amended or supplemented by FAIRPOINT in writing from time to time in accordance with its terms. FAIRPOINT's Selected ISPs list shall be subject to the approval of ARTERA, which approval shall not unreasonably be withheld.

1.34 "Small Business" shall mean a business that either (a) has 200 or fewer employees or (b) has or uses 100 or fewer computers or computer terminals.

1.35 "Support Fees" shall mean all amounts paid by FAIRPOINT to its Customer (or retained by its Customer from amounts otherwise payable to FAIRPOINT that would not have been payable by FAIRPOINT to ARTERA under this Agreement ) as consideration from FAIRPOINT for the Customer's marketing to and support of End Users.

1.36 "Technical Information" shall mean technical, design, engineering, and manufacturing information and data pertaining to the design, manufacture, commercial production and distribution of Licensed Products in the form of designs, prints, plans, material lists, drawings, specifications, instructions, reports, records, manuals, other written materials, computer programs and software and other forms or media relating thereto.

1.37      "Territory" shall mean the United States and Canada.

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1.38      "Unit" shall mean a one-month  period of an End User's license and use of a Licensed Product.

1.39 "Unit Royalties" shall mean the royalty payable by FAIRPOINT to ARTERA on each Unit licensed to an End User by or through a FAIRPOINT Customer, as more particularly described in Article 3 below.

Article 2.   GRANT OF LICENSE AND RIGHTS

2.1 License. Subject to the terms and conditions of this Agreement (including but not limited to Section 8.2 below), ARTERA hereby grants to FAIRPOINT and its Affiliates during the term of this Agreement (a) an exclusive license to market the Licensed Products through the Market to End Users in the Territory; and (b) a non-exclusive license to market the Licensed Products to End Users through Customers in the Territory other than Market Members, subject to ARTERA's consent pursuant to Section 2.2 below. FAIRPOINT's License with respect to the Market shall be exclusive as to all others, including ARTERA. For purposes of the exclusive license granted by clause (a) above, a CLEC that is an Affiliate of a Market Member shall be considered a Market Member subject to FAIRPOINT's exclusive rights. This License is intended to grant to FAIRPOINT all rights necessary for it to market the Licensed Products to End Users through FAIRPOINT's Customers, including the right to make copies of the End User Software to be provided to End Users; to be paid and retain all End User License Fees (including the right to be paid and retain all continuing monthly End User License Fees paid for the entire term of an End User's ARTERA License so long as ARTERA's End User License was entered into during the term of FAIRPOINT's License under this

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          Agreement);  to enter into  sublicenses or other  agreements  with its
          Customers  consistent  with this  Agreement;  to  reproduce,  copy and
          distribute   ARTERA's  Licensed  Product(s)   documentation,   product
          descriptions and promotional materials; and to modify such materials as requested by Customers (subject to the limitations and requirements of Sections 2.6 and 2.7 below) for the purpose of providing necessary
          access  through  the  CRM  System  or  identifying   the  Customer  in
          connection with the Licensed Product. This License conveys no right to modify the Licensed Products, to prepare derivative works of or modifications to the Licensed Products, to use the Licensed Products for FAIRPOINT's own purposes, or to sell or copy the Licensed Products for any purpose other than for delivery to FAIRPOINT's Customers or their End Users, as contemplated by this Agreement.

2.2 ARTERA's Consent to Non-Market Customers. FAIRPOINT may enter into a sublicense or agreement to market the Licensed Products with a Customer in the Territory who is not a Market Member only with the prior written consent of ARTERA, which consent shall not unreasonably be withheld. It is the purpose and intent of this Section 2.2 to allow ARTERA to ensure that all marketing of the Licensed Products to retail customers be consistent with ARTERA's development and marketing plans for the retail market outside of the Market, and ARTERA's consent shall be granted or withheld in light of those plans and goals. Notwithstanding the foregoing, ARTERA shall have the unfettered right
          (a) with respect to the Reserved Market or entities to or through which ARTERA or another of its distributors then markets Licensed Products, to withhold its consent and (b) with respect to entities not in the Market or the Reserved Market and to or through which ARTERA or another of its distributors does not then market Licensed

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          Products,   to  condition  its  consent  on  FAIRPOINT's   securing  a
          distribution commitment from such entity for the Licensed Products within as little as six months from the effective date of ARTERA's
          consent   (which  period  may  be  extended  by  Artera  in  its  sole discretion). During the term of this Agreement, ARTERA will not enter into any agreement with any other wholesale licensee, reseller or distributor of Licensed Products in the Territory that grants to such wholesale licensee, reseller or distributor a right to add new subdistributors not distributing Licensed Products at the time that is less restrictive to such wholesale licensee, reseller or distributor than clause (b) above is to FAIRPOINT.

2.3 Scope of Marketing Rights. FAIRPOINT's License includes the right for its Customers to market the Licensed Products directly to End Users on a retail basis, through mass mailing, mass e-mail or otherwise, regardless of what ISP such End User may be subscribed to, provided that neither FAIRPOINT nor its Customers shall market the Licensed Products on a wholesale basis to any Reserved ISP or Reserved ILEC, or to any Customer who is not a Market Member without ARTERA's consent pursuant to Section 2.2.

2.4 Assignment and Sublicensing. The rights granted to FAIRPOINT hereunder may be sublicensed, conveyed, assigned or otherwise transferred by FAIRPOINT, to the fullest extent necessary to market the Licensed Products, to FAIRPOINT's Customers and their End Users as contemplated under this Agreement.

2.5 Acceptance. FAIRPOINT hereby (i) accepts the rights granted to it by ARTERA under this Agreement; and (ii) acknowledges that the rights that ARTERA has granted to FAIRPOINT hereunder are limited to the marketing and distribution of Licensed

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          Products through FAIRPOINT's  Customers or otherwise,  and are subject to the other limitations set forth in this Agreement.

2.6 Patent and Copyright Notices. Each copy of the End User Software and all documentation or marketing materials sold, leased, distributed or otherwise transferred by or through FAIRPOINT shall be marked with a suitable legend identifying ARTERA as the owner of the Licensed Patents and Licensed Technology, and as the owner and developer of the Licensed Product, with the appropriate patent, copyright or trademark notice, as the case may be. FAIRPOINT shall not remove any such notice from any End User Software or other Deliverables provided to it by ARTERA. In marketing the Licensed Products, FAIRPOINT or its Customers may reference their own names or brands, but only if in conjunction with a reference to ARTERA as the owner and developer of such Licensed Products, or words to similar effect.

2.7 Trademark and Copyright. FAIRPOINT shall have the right to use and copy any and all marks, trademarks, service marks, images and copyrights of ARTERA pertaining to the Licensed Products in connection with marketing the Licensed Products, and may grant this right to its Customers for that limited purpose. Unless otherwise agreed by ARTERA in writing in advance, all literature or materials used by FAIRPOINT or its Customers shall prominently display the trademark and logo of ARTERA, and where applicable, any copyright or patent notices of ARTERA, and, subject to the last sentence of Section 2.6 above, shall identify ARTERA as the owner and developer of the Licensed Products.

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2.8       Sublicenses  and Marketing  Agreements by FAIRPOINT.  FAIRPOINT  shall market the Licensed Products only to or through its Customers. For purposes of marketing to its Customers, FAIRPOINT may sublicense or assign (on a non-exclusive basis) its rights hereunder to its Customers to allow and assist its Customers to sell the Licensed Products to the Customer's End Users, and may enter into such sublicenses or written agreements with its Customers, not inconsistent with this Agreement, as are reasonably necessary to allow its Customers to do so. Unless otherwise agreed to by ARTERA in advance in writing, all such sublicenses or agreements between FAIRPOINT and its Customers shall prohibit wholesale marketing of the Licensed Products by the Customer, and shall prohibit the Customer from operational bundling (as opposed to price bundling, which is permitted) of the Licensed Products with any other service, product or software.

2.9 No License between End User and FAIRPOINT. Notwithstanding anything to the contrary in this Agreement, all licenses with End Users to use the Licensed Products shall be an ARTERA License, entered into solely between ARTERA and the End User. Neither FAIRPOINT nor any of its Customers shall be a party to or have any rights or obligations to ARTERA or to an End User under an ARTERA License, excepting only that the subscription agreement or terms of service for such ARTERA License may provide for payment of the End User License Fee directly to FAIRPOINT or the Customer.

Article 3.   FEES AND CERTAIN SUPPORT SERVICES

3.1 License Fees. FAIRPOINT shall pay to ARTERA a License Fee in the total amount of two million sixteen thousand dollars ($2,016,000.00), payable in monthly installments in

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          the  amount  of  eighty-four   thousand  dollars   ($84,000.00)  each,
          beginning with the Initial License Installment paid on the Effective Date, and continuing with twenty-three additional consecutive Monthly License Installments on the first day of each following month until paid in full.

3.2       Royalties to ARTERA for Residential End Users.

          (a) Residential End Users Within Six (6) Months. For each Unit initially licensed to a Residential End User by or through a FAIRPOINT Customer within six (6) months of the Effective Date, FAIRPOINT shall pay to ARTERA Unit Royalties equal to 40% of the price of the Unit on ARTERA's standard residential user price sheet for the month of the license to the Residential End User (the "Standard Residential Price"). For purposes of this Section 3.2(a) only, a Residential End User shall be deemed to have been initially licensed to use the Licensed Product on the date the Residential End User begins any free trial period if the Residential End User then continues an ARTERA License immediately after the end of the free trial period.

          (b) Residential End Users After Six (6) Months. For each Unit licensed to a Residential End User by or through a FAIRPOINT
               Customer more than six (6) months after the Effective Date, FAIRPOINT shall pay ARTERA Unit Royalties equal to 50% of the Standard Residential Price.

3.3 Unit Royalties for Business End Users. For each Unit licensed to a Business End User through a FAIRPOINT Customer, FAIRPOINT shall pay ARTERA Unit Royalties equal to 50% of the price of the Unit on ARTERA's standard business user price sheet for the

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          month of the license to the End User through a FAIRPOINT Customer (the
          "Standard Business Price").

3.4 Collection of End User License Fees and Payment of Royalties. FAIRPOINT has the right to collect and owns all End User License Fees upon collection thereof. End User License Fees shall be collected and Unit Royalties shall be paid in accordance with the collection and payment terms set forth on Schedule 3.4. Schedule 3.4 may be amended in writing by the parties from time to time as reasonably necessary to reflect the actual or then desired billing and collection methods of the parties, either generally or with respect to one or more specific Customers.

3.5 Certain Finder's Fees. ARTERA has previously committed to pay finder's fees to certain entities in connection with ARTERA End User Licenses licensed through certain companies that otherwise are FAIRPOINT Customers. Schedule 3.5 hereto identifies the specific Customers/companies for whom finder's fees are to be paid by ARTERA, the identity of the finder, and certain terms of ARTERA's agreement with that finder. With respect to the companies listed on Schedule 3.5, FAIRPOINT will pay ARTERA, in addition to the Unit Royalty, an additional finder's fee equal to 50% of the finder's fee agreed to by ARTERA, for the term of ARTERA's commitment to the finder, both as set forth on Schedule 3.5.

3.6 Competitors of FAIRPOINT. ARTERA and FAIRPOINT both recognize that some Members of FAIRPOINT's Market are competitors of FAIRPOINT in the telecommunications industry, and may be reluctant or prefer not to do business through or with FAIRPOINT. ARTERA and FAIRPOINT shall use their best efforts to cause

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          such entities to do business through  FAIRPOINT;  however,  ARTERA and
          FAIRPOINT further agree that to the extent it becomes necessary to allow a Member of FAIRPOINT's Market to contract or do business directly with ARTERA in order to secure such Market Member's business, ARTERA may effect such contract directly, provided that FAIRPOINT shall be compensated by ARTERA or such Market Member for each Licensed Product Unit licensed through such Market Member in a manner to be agreed upon by ARTERA and FAIRPOINT, consistent with the intent of this Agreement and consistent with the terms of FAIRPOINT's own agreements with similarly situated Market Members.

3.7 Standard Prices. Schedule 3.7 hereto sets forth ARTERA's suggested retail prices (including the Standard Residential Price and the Standard Business Price) for the Licensed Products as of the Effective Date. ARTERA shall provide to FAIRPOINT an amended or updated Schedule
          3.7 not less than sixty (60) days prior to ARTERA's proposed effective date for any changes to its standard prices, or every six (6) months, whichever is sooner. Within thirty (30) days of the Effective Date, FAIRPOINT shall provide ARTERA a description of FAIRPOINT'S standard pricing formula to its Customers, and thereafter shall provide to ARTERA an updated description of its standard pricing formula on a schedule no less frequent than that required of ARTERA pursuant to the preceding sentence.

3.8 Effect of Merger of Certain Entities. In the event of a merger, acquisition or combination of separate entities, one of which is a Customer of FAIRPOINT, and the other of which is a direct wholesale customer of ARTERA or of another licensee of ARTERA in the Territory (or an acquisition of one by the other) the respective rights of

          FAIRPOINT and ARTERA,  or its other  licensee (as used in this Section
          3.8 only, "ARTERA" shall hereafter mean and refer to ARTERA or its other wholesale licensee, as the case may be) shall be governed by this Section 3.8. Examples of the above might be, for instance, if a Reserved ISP acquires a Selected ISP or a Market Member acquires a Reserved ISP.

          (a) If the Primary Entity (as defined below) in the merger, acquisition or combination was the Customer of FAIRPOINT, then the surviving entity shall become a FAIRPOINT Customer for all purposes under this Agreement; if the Primary Entity was the direct wholesale customer of ARTERA or another licensee of ARTERA in the Territory, then the surviving entity shall become an ARTERA customer for all purposes under this Agreement. The "Primary Entity" shall be determined as follows: (i) If it is reasonably clear that one entity is acquiring the other entity, then the Primary Entity is the acquiring entity; or (ii) if it is not reasonably clear that one entity is acquiring the other entity or if the transaction is a merger of equals, then the Primary Entity is the one that has more End User licensees of Licensed Products as of the date of the relevant transaction.

          (b) Notwithstanding the provisions of clause (a) above, ARTERA or FAIRPOINT, as the case may be, shall retain all rights to collect and retain all End User License Fees for all End Users that were originally licensed through their customer prior to the effective date of such merger, acquisition or combination (subject to payment of Unit Royalties by FAIRPOINT, if applicable). Rights to License Fees pertaining to additional, new End Users following the merger, acquisition or combination shall be apportioned between ARTERA and FAIRPOINT in the same ratio as the number of End Users that existed through the two respective customers prior to the merger, acquisition or combination. In the event it is or becomes not possible to identify which End Users were originally licensed through which entity or which End Users were added after the merger, acquisition or combination, ARTERA and FAIRPOINT shall make such other equitable arrangements with respect to ownership of End User License Fees and payment of Unit Royalties as are consistent with the intent of this Agreement, including this Section 3.8.

Article 4.   DISCLOSURE OF INFORMATION, DATA AND KNOW-HOW;

             DELIVERY OF PRODUCTS

     4.1 Disclosure. The parties shall disclose to each other and ARTERA shall disclose to FAIRPOINT's Customers such appropriate Technical Information as may be reasonably required to accomplish the purposes of this Agreement. It is agreed, however, that neither party shall be obligated to disclose information, the disclosure of which has been restricted by a third party.

     4.2 Treatment. All disclosed Technical Information which is Confidential Information (as defined in Article 5 below) shall be kept confidential by the receiving party in accordance with the further provisions of
          Article 5 below and will remain the property of the disclosing party.

     4.3 Deliverables. ARTERA agrees that the Licensed Products shall be available for marketing and licensing by FAIRPOINT and its Customers and completely functional to an End User, and that the CRM will be fully functional to FAIRPOINT and to its

          Customers,  in  accordance  with the  availability  dates set forth on
          Schedule 4.3 hereto. Time is of the essence with respect to the delivery and availability dates for those items set forth in Sections I and II of Schedule 4.3 (the "Critical Deliverables"). In the event a Critical Deliverable is not delivered on or before the guaranteed delivery date set forth on Schedule 4.3, each subsequent Monthly License Installment shall be reduced by an amount equal to ten percent (10%) thereof for each month or part thereof that such Critical Deliverable remains undelivered, and the total License Fee shall be reduced to an amount equal to the total of the Monthly License Installments, as reduced hereby.

Article 5.   CONFIDENTIALITY

5.1       Definitions.  Each  party  possesses  and  will  continue  to  possess confidential information relating to its business and technology, which has substantial commercial and scientific value in the business in which it is engaged ("Confidential Information"). Subject to
          Section 5.4, Confidential Information includes, but is not limited to:
          Deliverables, Technical Information, trade secrets, processes, formulas, data and Know-how, discoveries, developments, designs, improvements, inventions, techniques, marketing plans, strategies, forecasts, new products, software documentation, unpublished financial statements, budgets, projections, licenses, prices, costs, customer lists, supplier lists and any other material marked "Confidential Information", "Proprietary Information" or in some other reasonable manner to indicate it is confidential. Any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and confirmed in a written summary appropriately marked as herein provided within ten (10) days after such oral or visual disclosure.

5.2 Treatment. Each party shall, during the term of this Agreement and for a period of five (5) years thereafter, hold in confidence and not disclose to third parties except as specifically permitted under this
          Section 5.2 and Section 5.4 below any and all Confidential Information of the other party disclosed directly or indirectly to it by the other party. With respect to Confidential Information that constitutes a trade secret, as defined by the Uniform Trade Secrets Protection Act, a party's obligations of confidentiality under this Section 5.2 shall not expire after five (5) years, but shall terminate only if, and when, such information otherwise becomes generally known to others who can benefit from its use or otherwise no longer qualifies as a trade secret.

          Each party shall take the following minimum safeguards with respect to the Confidential Information of the other party:

          (a) Only those of its employees who need to receive the other party's Confidential Information in order to carry out the purposes of this Agreement shall have access to such information and such access shall be limited to only so much of such information as is necessary for the particular employee to properly perform his or her duties;

          (b) All documents, drawings, writings and other embodiments which contain Confidential Information of the other party shall be maintained in a prudent manner in a secure fashion separate and apart from other information in its possession and shall be removed therefrom only as needed to carry out the purposes of this Agreement;

          (c) All documents, drawings, writings and other embodiments of information the security or safekeeping of which are subject to governmental regulations shall be kept in accordance with those regulations;

          (d)  All   employees  and   contractors   who  shall  have  access  to
               Confidential Information of the other party shall be under obligation to it (i) to hold in confidence and not disclose all Confidential Information made available to them in the course of their employment or services; (ii) to use such Confidential Information only in the course of performing their duties; and
               (iii) to assign to their employer or the party retaining them all inventions or improvements relating to such entity's business and conceived while in such entity's employ or retained by such entity unless such assignment is prohibited by applicable law; and

          (e) FAIRPOINT may disclose ARTERA's Confidential Information to FAIRPOINT's Customers as necessary to carry out the purposes of this Agreement; provided, however, that FAIRPOINT shall cause each such Customer to execute a non-disclosure agreement in a form substantially equivalent to the terms hereof.

          Notwithstanding the foregoing, a party receiving Confidential Information of the other party may disclose to its subcontractors and material and component suppliers so much of such Confidential Information as is necessary to enable such party to perform its duties and obligations related to the accomplishment of the purposes of this Agreement; provided that such subcontractors and suppliers are obligated to such party in writing (i) to hold in confidence and not disclose such information; and (ii) not to use such information except as authorized by such party.

          For purposes of this Article 5, delivery by FAIRPOINT to an End User, whether directly or through a FAIRPOINT Customer, of the End User Software shall not constitute a disclosure by FAIRPOINT of Confidential Information of ARTERA.

          In no event shall the party receiving Confidential Information of the other party disassemble, reverse engineer, re-engineer, redesign, decrypt, decipher, reconstruct, re-orient, modify or alter any Confidential Information of the disclosing party or any circuit design, algorithm, logic or program code in any of the disclosing party's products, models or prototypes which contain Confidential Information or attempt any of the foregoing without first obtaining written consent of the disclosing party in each instance.

5.3 Return. All documents, drawings, writings and other embodiments of a party's Confidential Information, as well as those produced, created or derived from the disclosing party's Confidential Information which incorporate the disclosing party's Confidential Information, and all copies thereof, shall be returned promptly to it by the other party upon the termination of this Agreement provided that the parties shall continue to be bound by the provisions of Section 5.2 above.

5.4 Exclusions. Confidential Information shall not include information that:

          (a) Was at the time of disclosure in the public domain through no fault of the party receiving it;

          (b) Becomes part of the public domain after disclosure to the party receiving it through no fault of such party;

          (c) Was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party, or a third party, as the case may be, under a continuing obligation of confidence of which the party receiving it was aware;

          (d) Was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the other party under a continuing obligation of confidence of which the party receiving it was aware;

          (e) Is required by law, governmental regulations, court order or the rules of any relevant securities exchange to be disclosed, but only to the extent of such required disclosure; provided, that a party required to so disclose Confidential Information shall use best efforts to notify the other party of such potential disclosure as soon as practicable so that such party may seek a protective order or other remedies to maintain in confidence any such Confidential Information;

          (f) Was developed independently by the receiving party and without the use of any Confidential Information received from the disclosing party under this Agreement; or

          (g) Was or is disclosed by the party owning it to third parties without restrictions on use or disclosure comparable to those contained herein.

Article 6.   MARKETING AND SUPPORT OBLIGATIONS

6.1 FAIRPOINT's Marketing Obligations. During the term of this Agreement, FAIRPOINT shall use commercially reasonable efforts to market the Licensed Products to FAIRPOINT's Market. Nothing in this Agreement, however, shall be deemed to obligate FAIRPOINT to market the Licensed Products to every Member of its Market, or to any specific Member of its Market. FAIRPOINT shall have the right, but not the obligation, to market the Licensed Products to Customers other than Market Members, subject to the limitations set forth in this Agreement.

6.2 FAIRPOINT's Support Obligations. FAIRPOINT shall be responsible for ensuring that Level I Support is provided and available to End Users of its Customers not less than twelve (12) hours per day, five (5) days per week (Monday through Friday). FAIRPOINT may fulfill this obligation (and the parties contemplate that it will do so) by a contractual requirement with its Customers for the Customer to provide Level I Support to End Users.

6.3 ARTERA's Marketing Obligations. ARTERA shall provide for FAIRPOINT such marketing assistance as may be reasonably requested by FAIRPOINT from time to time, including but not limited to marketing and advertising materials; identification of FAIRPOINT on ARTERA's Web site and marketing materials as an authorized licensee and reseller of the Licensed Products; providing personnel for demonstrations and marketing presentations to FAIRPOINT Customers; assisting FAIRPOINT in contract negotiations with Customers and providing to Customers and prospective Customers such information or assistance as may be reasonably requested in connection with the Customer's due diligence; providing market intelligence, including advice as to how best to position the Licensed Products and compete against other providers of enhanced Internet access products. ARTERA shall provide to FAIRPOINT at all times the same or greater level of assistance and information that it provides to other licensees or wholesale or retail resellers of the Licensed Products in the Territory. FAIRPOINT and ARTERA agree that this Section 6.3 requires ARTERA to incur only reasonable costs and expense in connection with Customer marketing and contract negotiation, taking into consideration such factors as the assistance previously provided with respect to that Customer, the number of End Users potentially connected with that Customer, the actual prospects of contracting with the Customer and other such factors that ARTERA might reasonably consider in determining whether to allocate resources to market to that Customer. In the event of disagreement over the reasonableness of a request by FAIRPOINT, the parties shall confer and attempt in good faith to resolve such disagreement.

6.4 ARTERA's Support Obligations. ARTERA shall be solely responsible for providing Level II Support, which shall be available at no cost or charge on a reasonable basis to FAIRPOINT, its Customers, and its Customer's End Users twelve (12) hours per day, five (5) days per week (Monday through Friday), plus on-call support available to FAIRPOINT and its Customers twenty-four (24) hours per day, seven (7) days per week. Access to Level II Support shall be by online methods, and by toll free telephone, at no cost to FAIRPOINT, its Customers or its Customer's End Users. ARTERA shall provide all updates, enhancements, improvements ("Upgrades") or modifications to the Licensed Products to FAIRPOINT or its Customers and its Customers' End Users at no cost via online downloads, and shall provide to FAIRPOINT a master CD for each such Upgrade and modification for copying and distribution to FAIRPOINT'S Customers.

6.5 Training and Support by ARTERA. ARTERA shall provide FAIRPOINT, its Market Members and Customers, and each of their End Users, with engineering, maintenance and sales support with respect to the CRM, the Internet Platform, and the Licensed Products to be sold, leased, distributed or otherwise transferred by FAIRPOINT under this Agreement to the extent set forth in Schedule 6.5 hereto. Training may be provided by ARTERA by regularly scheduled classroom training at its offices.

6.6 Most Favored Customer. ARTERA shall at all times provide the Licensed Products, product support related thereto and marketing support to
          FAIRPOINT and to its Customers on financial terms (including FAIRPOINT's License Fee) and at prices no less favorable than the best price and financial terms (including initial license fees) available to other customers, licensees or resellers of the Licensed Products in the Territory. ARTERA warrants that the Unit Royalties payable by FAIRPOINT under Article 3 hereof are equal to or less than any royalties or equivalent consideration charged by ARTERA to others in the Territory, and agrees that in the event it enters into any agreement with any other party (not including any Affiliate of ARTERA) that provides to that party lower royalties for the Licensed Products (or a lower net cost for the Licensed Product after payment of royalties or similar charges) in the Territory, this Agreement shall be automatically amended to provide the same or lower royalty or net cost to FAIRPOINT.

6.7 Sales by ARTERA. Except as set forth in Section 3.6 above, ARTERA shall not market the Licensed Products in the Territory on a wholesale basis to the Market. ARTERA further agrees that it will not sell or license the Licensed Products in the Territory except on a wholesale basis to FAIRPOINT or to other licensees or resellers as set forth in this Section 6.7. All End Users in the Territory who request service or licenses directly from ARTERA will be referred or assigned to FAIRPOINT or other wholesale licensees or resellers of ARTERA on an equitable basis to ensure as nearly as possible that FAIRPOINT and other licensees or resellers receive the full benefit of their respective licenses or agreements with ARTERA. End Users who can be identified by reasonable means by ARTERA as a subscriber of a Selected ISP or others known by ARTERA to be Customers of FAIRPOINT shall be referred to FAIRPOINT or to that Customer for licensing and service; and End Users who can be identified by reasonable means by ARTERA as a subscriber of a customer of any other licensee or reseller of ARTERA shall be referred to that licensee or reseller or its customer. End Users who cannot be so identified will be referred to FAIRPOINT and other licensees or resellers of ARTERA on some other equitable basis.

Article 7.   TERM

The term of this Agreement shall begin on the Effective Date and, unless extended or earlier terminated by the written agreement of the parties or pursuant to the provisions of Article 8 below, shall expire ten years thereafter.

Article 8.   TERMINATION

8.1 General. This Agreement may be terminated prior to the end of the Term under any of the following provisions of this Article.

8.2 Breach. In the event of a material breach of this Agreement, if the defaulting party fails to cure the breach within thirty (30) days after delivery of written notice thereof, in the case of a breach involving Payment Breach, or sixty (60) days, in the case of any other kind of material breach following delivery of written notice from the non-defaulting party specifying the nature of the breach and the corrective action to be taken, then the non-defaulting party may terminate this Agreement forthwith by delivering its written notice to the defaulting party that this Agreement is terminated; provided any Payment Breach will require the defaulting party to pay, in addition to any amounts payable under Article 3 hereof, interest on the defaulted amount calculated at the rate of six percent (6%) per annum from the date of Payment Breach until paid. In the event of any Payment Breach not cured by FAIRPOINT within thirty (30) days after delivery of written notice, ARTERA, in its sole discretion, may elect to terminate FAIRPOINT's exclusivity under clause (a) of Section 2.1 in lieu of complete termination of this Agreement.

8.3 Insolvency. If one of the parties becomes bankrupt or insolvent, or files a petition therefor, or makes a general assignment for the benefit of creditors, or otherwise seeks protection under any bankruptcy or insolvency law, or upon the appointment of a receiver of the assets of a party ("defaulting party"), then the other party may immediately terminate this Agreement upon written notice to the defaulting party, provided, in any such instance, that said right of termination shall be postponed for as long as the defaulting party continues to conduct its business in the ordinary course, and to make or remit all payments when due and otherwise timely fulfill its obligations under this Agreement.

8.4 Optional Termination by FAIRPOINT. FAIRPOINT may terminate this Agreement at any time by giving 30 days' prior written notice to ARTERA of its intention to do so, and specifying the effective date of its termination. If FAIRPOINT so terminates this Agreement during the first twenty-four (24) months of the Agreement, FAIRPOINT shall not be required to pay any remaining unpaid Monthly License Installment or any unpaid balance due on the License Fee (or any prorated portion thereof) that would otherwise accrue after the effective date of termination by FAIRPOINT.

8.5       License Fees and Royalties Upon Termination:

          (a) Upon Termination Under Section 8.4 Prior to Payment of All Monthly License Installments. If FAIRPOINT terminates this Agreement under Section 8.4 more than sixty (60) days after the
               Effective Date, but prior to payment of the entire License Fee set forth in Section 3.1, and the total amount of the Initial License Installment plus all Monthly License Installments FAIRPOINT has paid to ARTERA under Section 3.1 (in total, the "Paid License Fee") exceeds FAIRPOINT's Aggregate Net Revenue, FAIRPOINT shall continue to collect and retain all End User License Fees, subject only to Unit Royalties and finder's fees paid under Article 3 hereof, until its Aggregate Net Revenue equals the Paid License Fee, at which time FAIRPOINT's right to collect End User License Fees shall terminate and revert to ARTERA. To any extent FAIRPOINT has assigned its right to collect End Users License Fees to a Customer, then all royalties or payments otherwise due FAIRPOINT from the Customer shall instead be paid to ARTERA in accordance with the terms of FAIRPOINT's contract with the Customer.

          (b) Termination by FAIRPOINT Within Sixty (60) Days. If this Agreement is terminated by FAIRPOINT within sixty (60) days of the Effective Date, then its right to collect End User License Fees shall immediately terminate and revert to ARTERA.

          (c) Other Termination. If this Agreement is terminated (a) by expiration of the Term under Article 7; (b) by FAIRPOINT at any time after payment of the entire License Fee; (c) by ARTERA for any reason; or (d) by reason of any default by ARTERA, FAIRPOINT shall be entitled to continue to receive all End User License Fees for the duration of the specific ARTERA License, subject only to its obligation to pay Unit Royalties to ARTERA.

8.6 Survival of Certain Terms. Notwithstanding the termination of this Agreement under Article 7 or under any of the provisions of this
          Article 8, the terms and  conditions  of  Section  3.4,  Section  4.2,
          Article 5, Sections 6.4 and 6.5, Sections 8.7 and 8.8 and Article 19 shall survive termination of this Agreement and shall continue to be applicable and govern the parties with respect to the subject matter thereof.

8.7 End User Support Upon Termination. Termination of this Agreement shall not terminate any ARTERA End User License, and all ARTERA End User Licenses shall remain in effect in accordance with their terms, and ARTERA shall continue to provide such service and support to such End User as it provides to other End Users in the Territory. Upon any termination of FAIRPOINT's right to collect and retain End User License Fees under Section 8.5(a) above,
          FAIRPOINT's Customers shall have the right, at their election, to either continue to provide Level I Support and to market licenses to their End Users pursuant to their agreement with FAIRPOINT, but paying all sums otherwise due FAIRPOINT directly to ARTERA; or to terminate their Level I Support and assign all End User License Fees from their End Users to ARTERA.

8.8 Transfer of Customers to ARTERA Upon Termination. Upon termination of this Agreement for any reason ARTERA shall become the owner of any then existing contracts or agreements between FAIRPOINT and its Customers, subject only to FAIRPOINT's rights under Section 8.5(a), and to the remainder of this Section 8.8. All contracts and agreements entered into by FAIRPOINT with any Customer shall provide for the transfer of FAIRPOINT's rights thereunder to ARTERA or its designee or assignee upon termination of this Agreement, and shall impose no obligations upon ARTERA not undertaken by it pursuant to this Agreement. ARTERA will continue to provide Level II support to such Customers, but otherwise will have no obligation to such Customers unless explicitly assumed or agreed to in writing by ARTERA.

8.9 Document Return. Each party shall return to the other party within 30 days of the date of termination under either Article 7 or this Article 8 all of the Confidential Information, other secret information, patent applications and Know-how received pursuant to this Agreement together with all other tangible property loaned to the returning party for the implementation of this Agreement; provided, however, that FAIRPOINT may retain such

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


          Confidential Information as is necessary for it to continue to support then existing End Users of its Customers.

Article 9.   FURTHER ASSURANCES

9.1 Inspection of Books and Records. Upon request of either party hereto, and upon no less than ten (10) days notice, the other party hereto shall make available for review and inspection by the requesting party such books and records as are reasonably required to demonstrate compliance with the obligations of this Agreement (including all Schedules). With respect to ARTERA's demonstrating compliance with Sections 2.2, 6.3, 6.6 and 21.3, ARTERA's obligation shall be subject to any confidentiality obligations ARTERA may then have to third parties; provided, however, that, to the extent that ARTERA denies access to its books and records to FAIRPOINT because of such a third party confidentiality obligation, ARTERA shall in lieu thereof deliver to FAIRPOINT an officer's certificate of compliance with Sections 2.2, 6.3, 6.6 and 21.3, as such Sections pertain to ARTERA's arrangements with such third parties. The obligations of this Section 9.1 are in addition to and not in replacement of FAIRPOINT's and its Customers' access to Customer and End User account records maintained by ARTERA and pertaining to FAIRPOINT and such Customers, including billing and payment records, via the CRM System, as described on Schedule 1.8.

9.2 Recovery Plan. To assure FAIRPOINT's ability, if necessary, to operate the Internet Platform and support its Customers' End Users in the event of ARTERA's inability to do so, the parties shall, within sixty
          (60) days of the Effective Date, enter into a separate written agreement that sets forth in detail an agreement, plan and procedure for FAIRPOINT to assume the operation and control of the Internet Platform and the CRM

          System, to the extent that they pertain to FAIRPOINT, its Customers or their End Users, and to otherwise continue the support of FAIRPOINT's Customers' End Users. Such agreement is hereafter referred to as the "Recovery Plan". The Recovery Plan, upon its completion and execution by the parties, shall become an integral part of this Agreement. It is anticipated by the parties that the Recovery Plan will include, at a minimum, the establishment of a separate or backup data center by ARTERA, fully operational and capable of supporting all of the End Users of FAIRPOINT's Customers; a procedure whereby FAIRPOINT assumes the operation and control of such backup data center from ARTERA, including any necessary premises or equipment contracts or leases; an articulation of the circumstances under which such assumption by FAIRPOINT is triggered; a formula to compensate FAIRPOINT for the operation of that backup data center from Unit Royalties otherwise payable to ARTERA; and a software escrow in customary form, providing for the escrow and release of all software, contracts and information necessary to the operation of the Internet Platform and the CRM System and the support of End Users, which escrow shall include, but not necessarily be limited to, a current copy of all End User Software and Platform Software, the CRM System and all associated software, current documentation and technical manuals, copies of all patents or patent applications for the Licensed Patents, copies of all contracts with third parties for services, software or equipment necessary to the operation or functionality of the backup data center, the Internet Platform and the Licensed Products (as they pertain to FAIRPOINT, its Customers and their End Users), and all other software, source and object code, algorithms, processes and documentation necessary to replicate and operate the backup data center, the Internet Platform, the Licensed Products and the CRM System

          (as they pertain to FAIRPOINT, its Customers and their End Users). The parties each acknowledge that the Recovery Plan is an integral and material part of this Agreement; that they will each act expeditiously and in good faith to design and agree to the Recovery Plan within sixty (60) days of the Effective Date; and that the failure to do so shall be an event of default that will allow FAIRPOINT (but not ARTERA) to immediately terminate this Agreement by written notice to ARTERA, notwithstanding the provisions of Section 8.2. Nothing in this
          Section 9.2 shall be interpreted to require FAIRPOINT to exercise its rights hereunder or under the Recovery Plan or any software escrow agreement.

Article 10.  INSURANCE

ARTERA shall at all times during the Term of this Agreement maintain (a) Commercial General Liability Policy including products/completed operations with limits no less than $2,000,000 per occurrence and $5,000,000 aggregate, (b) Workers Compensation and Employers Liability per state statute and (c) property insurance including extended coverage in amounts at least equal to its replacement cost, providing coverage for the Platform Hardware and all of the other properties and facilities of ARTERA in the Territory necessary to the operation and use of the Licensed Products and the CRM System. The insurance maintained pursuant to this Article 10 shall (x) provide to FAIRPOINT thirty
(30) days written notice of cancellation or lapse in coverage, (y) contain an appropriate clause in, or an endorsement upon, each policy pursuant to which the insurance company waives subrogation and (z) provide that any losses shall be payable notwithstanding negligence of ARTERA. Furthermore, all such policies shall be placed with an A- or better Best's Rated carrier and shall list "FairPoint Communications, Inc. and its wholly owned Subsidiaries" as Additional Insured. Upon signing of this Agreement and every year during the term of this Agreement, ARTERA shall provide proof of these policies by issuing a certificate of insurance and/or sending copies of insurance policies to the attention of the Risk Management Department at FAIRPOINT.

Article 11.  FORCE MAJEURE

In the event of enforced delay in the performance by either party of obligations under this Agreement due to unforeseeable causes beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of the government, acts of the other party not caused or contributed to by the party seeking relief under this Article, fires, floods, strikes, freight embargoes, unusually severe weather, or delays of subcontractors due to such causes (an "Event of Force Majeure"), the time for performance of such obligations shall be extended for the period of the enforced delay; provided that the party seeking the benefit of the provisions of this Article 11 shall, within ten (10) days after the beginning of any such enforced delay, have first notified the other party in writing of the causes and requested an extension for the period of the enforced delay and shall use all reasonable endeavors to minimize the effects of any Event of Force Majeure.

Article 12.  APPLICABLE LAW

Except as may be set forth in any Schedule hereto or otherwise agreed by the parties in writing, the terms and conditions of this Agreement and the performance thereof shall be interpreted in accordance with and governed by the laws of the State of Connecticut and the United States of America.

Article 13.  DISPUTE RESOLUTION

13.1 Scope. To the extent permitted by law, all questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be resolved by mediation and binding arbitration, as set forth in Section 13.3 below, and shall be governed by the substantive laws of the State of Connecticut, as applicable, without regard to any rules of conflict of laws.

13.2 Waiver of Trial by Jury. Each party hereto waives, to the fullest extent permitted by applicable law, the right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.3 Procedures. If any controversy, dispute, or claim related to this Agreement ("Claim") arises between the parties, they shall each attempt, in good faith, to resolve such dispute. If they are unable to resolve such Claim to their mutual satisfaction within thirty (30) days after written notice from one to the other of the existence of such Claim, then the Claim shall first be submitted to mediation under the auspices of the American Arbitration Association ("AAA"). Mediation shall be conducted not more than thirty (30) days after initiation by a party, unless a longer time is agreed to in writing by the parties. If such Claim is not resolved by mediation, the mediator shall issue a report setting forth each party's final demand or offer at mediation, and the Claim shall then immediately be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (the "Rules") then in effect, as modified by this
          Section 13.3. Unless the parties are able to agree upon an arbitrator or arbitrators within fifteen (15) days of the issuance of a notice of demand for arbitration by any of the parties, the arbitration shall be conducted by three (3) arbitrators selected by the AAA in accordance with the Rules; provided, however, that any Claim which meets the criteria under the AAA Rules for Expedited Arbitration shall be so conducted, and any claim for an amount less than $250,000.00 shall be conducted by a single arbitrator. The arbitrator(s) shall have the power to subpoena witnesses and documents, and the parties shall be entitled to conduct reasonable discovery, including depositions and requests for production of documents, in accordance with the Federal Rules of Civil Procedure, under applicable local rules of practice. The arbitrator(s) shall determine the extent and type of permissible discovery and deadline for completing discovery. The arbitrator(s) shall render a decision and award in writing setting forth in reasonable detail the findings of fact and conclusions of law of the arbitrator(s), and stating the amount, if any, to which the prevailing party is entitled, and such other relief, if any, to which the prevailing party is entitled. The decision and award of the arbitrator(s) shall be rendered as soon as practicable following the commencement of proceedings. The decision and award of the arbitrator(s) shall be final, binding and conclusive, and the prevailing party shall be entitled to have the decision and award of the arbitrator(s) entered in any court of competent jurisdiction, and to have the decision and award enforced to the fullest extent permitted by law. The parties hereby consent to the jurisdiction of the arbitrator(s), and to the jurisdiction of any local, state or federal court available to any of the parties for the purpose of enforcing the decision and award of the arbitrator(s). The parties agree that all service of process may be made on any party by personal delivery, or by registered or certified mail addressed to such party, or by other recognized commercial courier at the address of such party set forth in this Agreement. The fees, costs and expenses of the prevailing party, in any arbitration, including but not limited to its reasonable attorneys' fees, shall be awarded to the prevailing party, payable by the non-prevailing party, as part of the decision and award of the arbitrator(s). For this purpose, a "prevailing party" shall mean the party which substantially prevails in its position in the arbitration; provided, however, that a party shall not be considered a "prevailing party" unless it is awarded an amount which is equal to or greater than 110% of its final demand at mediation, or ordered to pay an amount which is equal to less than 90% of its final offer at mediation; as set forth in the mediator's report.

Article 14.  ANNOUNCEMENTS & PUBLICITY; INDEPENDENT CONTRACTORS

Except for any disclosure that may be required by law (including filings with the Securities and Exchange Commission), or as necessary to perform their obligations and exercise their rights hereunder, neither party may use the other's name or disclose the terms of this Agreement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, upon the execution of this Agreement ARTERA or its Affiliates may issue a press release in ARTERA's or its Affiliates' customary format and manner reporting the execution of this Agreement and its general subject matter, provided ARTERA shall have received FAIRPOINT's prior written approval thereof which approval shall not be unreasonably withheld or delayed. Each party to this Agreement is an independent contractor and neither shall be considered the partner, employer, agent or representative of the other.

Article 15.  SEVERABILITY

If any part of this Agreement for any reason shall be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which shall remain in full force and effect; provided, however, that in the event a part of this Agreement is declared invalid and the invalidity or enforceability of such part has the effect of materially altering the obligations of any party under this Agreement, the parties agree, promptly upon such declaration being made, to negotiate in good faith to amend this Agreement so as to put such party in a position substantially similar to the position such party was in prior to such declaration.

Article 16.  RIGHTS OF ASSIGNMENT; SUCCESSORS AND ASSIGNS

Neither ARTERA nor FAIRPOINT shall have any right to assign this Agreement or any of their respective rights or obligations under this Agreement to any third party except with the prior written consent of the other party, which consent shall not unreasonably be withheld, or by FAIRPOINT pursuant to Sections 2.1 and
2.4 of this Agreement. The provisions of this Agreement shall inure to the benefit of and be binding upon any successor or assignee to which assignment has been consented to pursuant to this Article 16.

Article 17.  NOTICES

Any notices under this Agreement shall be in writing and shall be deemed delivered on the date of delivery if delivered by personal service, telecopy or facsimile (and confirmed by first class mail) or recognized commercial courier service with postage or charges prepaid, and on the third day following dispatch if sent only by registered or certified mail with postage or charges prepaid. Unless subsequently notified in writing in accordance with this Article 17 by the other party, any notice or communication hereunder shall be addressed:

If to ARTERA, as follows:

                           Artera Group, Inc.
                           20 Ketchum Street
                           Westport, CT  06880
                           Attn:  Chairman & President
                           Facsimile No.:  203-226-3123

With a copy to:

                           Artera Group, Inc.
                           20 Ketchum Street
                           Westport, CT  06880
                           Attn:  General Counsel
                           Facsimile No.:  203-226-4338


If to FAIRPOINT, as follows:

                           FairPoint Broadband, Inc.
                           c/o FairPoint Communications, Inc.
                           521 East Morehead Street
                           Suite 250
                           Charlotte, NC  28202
                           Attn:  Peter G. Nixon, Senior Vice President
                           Facsimile No.:  704-344-8143

With a copy to:            Shirley J. Linn, General Counsel
                           FairPoint Communications, Inc.
                           521 East Morehead Street,
                           Suite 250
                           Charlotte, NC 28202
                           Facsimile No.: 704-344-1594

Article 18.  TAXES

As between ARTERA and FAIRPOINT, FAIRPOINT shall be solely responsible for any sales, use, occupational or privilege taxes, duties, fees or other similar charges imposed by any governmental authority in connection with the sale, lease, distribution, licensing, use or other disposition by FAIRPOINT of Licensed Products or the License granted hereunder. Any other taxes, including income taxes based on royalties and other payments to ARTERA, shall be the responsibility of ARTERA.

Article 19.  INDEMNIFICATION

19.1 Mutual Indemnification. ARTERA and FAIRPOINT each agrees to indemnify, defend, and hold harmless the other party, its Affiliates, and each of its officers, directors, employees, agents, successors and assigns (collectively, the "Indemnified Party") against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and other costs of defense of every kind whatsoever and the aggregate amount of any settlement of any suit, claim or proceeding) which the Indemnified Party may incur or for which the Indemnified Party may become liable on account of any suit, claim or proceeding purporting to be based upon a failure to perform obligations under this Agreement to be performed by the other party (the "Indemnifying Party") and its employees or agents. The Indemnified Party shall promptly advise the Indemnifying Party of any such suit, claim or proceeding and shall cooperate with the Indemnifying Party in the defense or settlement of such suit, claim or proceedings. The Indemnifying Party shall select, retain and pay counsel in connection with any suit, claim or proceeding, subject to the Indemnified Party's consent, which shall not unreasonably be withheld. No settlement shall be made by the Indemnifying Party without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any event, the Indemnified Party shall fully participate and cooperate in the defense of any Indemnified Claim and shall furnish to the Indemnifying Party such information relating to such suit, claim or proceeding as the Indemnifying Party shall reasonably request for use in defending the same.

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


19.2      Indemnification  by  ARTERA.  In  addition  to its  obligations  under
          Section 19.1, ARTERA shall indemnify, hold harmless and defend FAIRPOINT, its Affiliates, and each of their officers, directors, employees, agents, successors and assigns from and against any and all claims, demands, losses, damages, costs and expenses (including without limitation FAIRPOINT's attorney fees and costs of defense of every kind whatsoever, and the aggregate amount of any settlement by FAIRPOINT of any claim or demand) arising out of or in any way related to (a) the use or operation of the Licensed Products by any End User of a FAIRPOINT Customer, including without limitation of any claim related to the operation or function or failure to operate or function of the End User Software, or of the Licensed Products; the failure, non-availability or reliability of the Internet Platform; the failure of the Licensed Product to perform as represented by ARTERA; or any viruses, bugs, or any other claimed damage to any software or hardware of any End User or third party allegedly caused or contributed to by the Licensed Product or the End User Software; or (b) any claim by any person for finder's fees or commissions related to FAIRPOINT's or its Customers' marketing and grant of licenses to the Licensed Products, regardless of whether the person claiming the finder's fee or commission is identified on Schedule 3.5.

Article 20.  MAINTENANCE AND DEFENSE OF LICENSED PATENTS

20.1 Enforcement of Patents. Throughout the term of this Agreement, ARTERA shall maintain in force the Licensed Patents in the Territory. In this connection, ARTERA shall promptly pay all costs of any and all continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, or renewals of the Licensed Patents, including, without limitation, the costs and expenses of any and all attorneys, experts or other professionals engaged in connection with any of the foregoing. In addition, ARTERA shall actively protect the Licensed Patents in the Territory and shall institute all such suits, actions or proceedings for infringement of any of the Licensed Patents as may be necessary in this regard. In the event ARTERA fails to commence an enforcement action or otherwise protect the Licensed Patents as aforesaid after notice of possible infringement from FAIRPOINT, FAIRPOINT shall be entitled by itself to take proceedings in the name of and with the cooperation of ARTERA to restrain any such infringement, and ARTERA shall promptly reimburse FAIRPOINT for its costs and expense, including attorneys' fees. Where FAIRPOINT proceeds alone and achieves a monetary award from the official enforcement forum in such an action brought by it, FAIRPOINT shall be entitled to retain such award. However, any compromise of such enforcement action or concession of invalidity or priority of invention of any patent, whether in connection with an enforcement action or any other proceeding, shall require ARTERA's participation and express prior written approval.

20.2 Infringement Indemnity. ARTERA shall indemnify, hold harmless and defend FAIRPOINT from and against any suit, damage, claim or demand, and any loss, cost or expense suffered as a result thereof (including reasonable attorneys' fees), based on actual or alleged infringement of any patent, trademark, copyright or other actual or claimed intellectual property right of any third party, or any actual or alleged unfair trade practice arising out of, related to or resulting from the exercise or use by FAIRPOINT, its Customers or its Customers' End Users, in accordance with this Agreement, of any right or license granted pursuant to this Agreement, provided that FAIRPOINT (a) promptly notifies ARTERA of such suit, claim or demand and (b) provides ARTERA with such assistance  as  ARTERA  may  reasonably  request  for the  defense  or settlement of such suit, claim or demand. Notwithstanding the foregoing, ARTERA shall have no liability to defend or pay damages or costs to FAIRPOINT with respect to any claim of infringement that is based upon or arises out of modification to the Licensed Products by any third party without ARTERA's consent, or FAIRPOINT's use of the Licensed Patents or the Licensed Technology for any purpose other than the marketing, support, design, manufacture, use, licensing or sale of Licensed Products in accordance with this Agreement. In the event any part of a Licensed Product is determined to be infringing, or any temporary or permanent restraining order or injunction is entered that enjoins any rights granted under this Agreement or any use or limitation upon the use of the Licensed Product(s) by FAIRPOINT or by any of its Customer's End Users, ARTERA shall immediately undertake to modify the Licensed Product(s) so as to make it non-infringing, or secure from such claimant the rights necessary for FAIRPOINT to exercise its rights under this Agreement, including the rights of FAIRPOINT's Customers and End Users of FAIRPOINT's Customers.

Article 21.  WARRANTIES

21.1 Right to License. ARTERA represents and warrants that it is the owner or licensee of the Licensed Products, the Licensed Patents, the Licensed Technology, the End User Software and all related software and products, free and clear of any liens or encumbrances of any kind that would interfere with the License, or would prevent ARTERA from performing its obligations under this Agreement or would interfere with FAIRPOINT's or its Customers' rights under this Agreement; that it has the right, power and authority to enter into this Agreement and to grant the licenses and other rights contained herein to FAIRPOINT as herein provided; that none of the same will breach or be in violation of any agreement, license, or grant made with or to any other party by ARTERA; that to the best of ARTERA's knowledge and belief the Licensed Patents are valid; and that neither the Licensed Patents and the Licensed Technology nor the Licensed Products infringe any other patent issued prior to the date hereof, or any other right or claimed right in any third party known to ARTERA.

21.2 Access to Internet Platform. ARTERA represents and warrants that it is the owner, lessee or otherwise has the right to use the Internet Platform, the Platform Hardware and the Platform Software, and it is not materially in arrears or in default on any payment or obligation to any third party for the use thereof.

21.3 Performance. ARTERA represents and warrants that the Licensed Products will perform and conform in all material respects with the ARTERA TURBO PRODUCT DESCRIPTION set forth in Schedule 21.3 and the Service Level Agreements set forth on Exhibit 1 of Schedule 6.5, subject only to the operating and environment limitations also set forth therein; and that the Internet Platform will be maintained at all times to meet the service level criteria set forth on such Exhibit 1. ARTERA further represents and warrants that all contracts or agreements between it and any third party in the Territory related to the support and operation of the Internet Platform contain service level agreements or requirements no less stringent than those set forth on Schedule 6.5,
          Exhibit 1.

21.4 Form of ARTERA Licenses. ARTERA represents and warrants that every ARTERA License entered into between ARTERA and an End User of a FAIRPOINT Customer shall be in a form not materially different from that form attached as
          Schedule 21.4 hereto; shall be a license solely between the End User and ARTERA and/or its Affiliates and shall impose no obligations or liabilities upon FAIRPOINT or its Customers; shall contain limitations of liability and warranty disclaimers consistent with those set forth in this Agreement; shall expressly exclude any liability of FAIRPOINT or its Customers; and, unless required by applicable law, shall allow no greater rights or warranties to the End User thereunder against ARTERA than are allowed to FAIRPOINT by ARTERA under this Agreement.

Article 22.  DISCLAIMER

Except as specifically set forth in this Agreement or in its ARTERA Licenses to End Users, ARTERA hereby disclaims any express or implied warranty of the accuracy, reliability, technological or commercial value, comprehensiveness or merchantability of the Licensed Patents or the Licensed Products, or their suitability or fitness for any purpose whatsoever. ARTERA disclaims all other warranties of whatever nature, express or implied. Except as otherwise set forth in this Agreement (including its indemnity obligations under Articles 19 and 20), ARTERA disclaims all liability for any loss or damage resulting, directly or indirectly, from the use of the Licensed Patents or the Licensed Products, other than those arising from claims of infringement of intellectual property rights of third parties. This disclaimer embraces special, incidental, punitive or consequential damages and damages for interruption of use or loss or corruption of data. This Article 22 shall not be read or interpreted to in any way modify, limit or effect any obligations ARTERA may have under any other part of this Agreement to indemnify, hold harmless and defend FAIRPOINT from and against claims by Customers, End Users or third parties.

Article 23.  SCOPE OF AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings of the parties with regard to the subject matter hereof. Notwithstanding the preceding sentence, this Agreement shall not supercede or otherwise in any way affect that certain License Agreement between FAIRPOINT and ARTERA dated August 15, 2002. No interpretation, change, termination or waiver of any provision hereof shall be binding upon a party unless in writing and executed by the other party. No modification, waiver, termination, recession, discharge or cancellation of any right or claim under this Agreement shall affect the right of any party hereto to enforce any other claim or right hereunder.

IN WITNESS WHEREOF, FAIRPOINT and ARTERA have executed this Agreement as of the date first written above.


FAIRPOINT BROADBAND, INC.                         ARTERA GROUP, INC.

By: /s/ Peter G. Nixon                            /s/  Michael J. Parrella
     ---------------------------                  ------------------------------
        Peter G. Nixon                                 Michael J. Parrella
        Senior Vice President,                         Chairman & President
        Corporate Development

                                                                   SCHEDULE  1.8
                                                                   -------------



                                   CRM SYSTEM

                                 SPECIFICATIONS

                           Artera Turbo Support System
                             (including CRM System)


All aspects of Artera revolve around a central repository of information which is accessed by all components within the Artera family including:

     o Artera Turbo Client Software - the software that an End User runs on their PC.

     o Artera Data Centers - the server software residing on the Internet that the Artera Turbo client software connects to...

     o Artera Customer Relations Management (CRM) System - the management tool used internally by Artera Group, Inc. employees for sales, customer, product, usage, billing, etc.

     o Artera Web Site - the Internet presence providing information, support, trials, and purchase opportunities.

     o Artera Reseller Center - a customized version of the Artera CRM made available via the web to Artera Resellers and Master Distributors (including FAIRPOINT and its Customers).


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


The Artera Reseller Center, available at resellercenter.arteragroup.com, provides authorized Artera Resellers and Master Distributors access to the same information about Artera End Users that is available to Artera Group, Inc. employees. The only difference is that the Reseller Center offers a view of End Users that is limited to those belonging to the Reseller. In the case of a Master Distributor, the view of End Users includes all Resellers that have been signed up by the Master Distributor.

The Artera Reseller Center is password protected and exists on a secure server. In order to access the Reseller Center, a Web browser with 128-bit encryption is required. It is strongly recommended that the Reseller use 1024x768 screen resolution when accessing the Reseller Center for simplified navigation.

Specifically, the type of information currently available via the Artera Reseller Center includes customer contact information that is updatable by the Reseller. This includes name, address, telephone number, e-mail address, etc.

The Reseller has reports available which show (separately) Artera Turbo trials and orders in a year-to-date format as well as monthly format. From these reports, the Reseller can "drill-down" into the details of a specific order and the product associated with that order. Two very useful features here are the ability to see an End User's Artera Turbo activity (i.e. connections/disconnections) to provide that a product is in use and the ability to disable or terminate a copy of Artera Turbo programmatically in the event that an End User is not paying their bill.

The Reseller Center also provides the Reseller with the ability to take orders for Artera Turbo Subscriptions or Trials and submit these orders immediately to the Artera CRM for processing. This is accomplished via Web-based wizards that walk the Reseller through the questions to ask an End User while on the telephone.

Versions of the above mentioned wizards are available for the Reseller to add as links onto their Web site so that the End Users may assist themselves in setting up a trial or making an online purchase without interaction by the Reseller. In both cases, the Reseller Center order forms and the "self-serve" order forms for placement on the Reseller's Web site, the orders are automatically flagged as belonging to the Reseller so that proper credit and commissions (as applicable) are made to the Reseller.

The Artera CRM System will also contain the following elements:

     o    Outside certifications and security audits at least annually;

     o Back-up protection via at least two copies of the CRM System's data at different physical locations; and

     o    A written disaster recovery plan.

          (Note: Currently, the Artera CRM System is fully redundant and resilient. The details of the CRM System's back-up protections and disaster recovery plans will be contained in the
             Recovery Plan referred to in Section 9.2 of this Agreement.).

                                                                   SCHEDULE 1.16
                                                                   -------------


                        LEVEL I SUPPORT RESPONSIBILITIES

                    The purpose of Level I Support is to assist the end-user in the basic installation and usage of ARTERA Turbo. This can include answering some general questions to help the user understand what ARTERA Turbo is, and how it provides a benefit to them. While these questions may be more "marketing" in nature, they will allow the end-user to have a better overall experience with ARTERA Turbo and our "support services".

Level I is responsible for assisting the customer with the following. It is presumed that this list will be refined as experience is gained and the product evolves over time.

1.   Establishing  an  Internet   connection   (typically  via  Windows  Dial-Up
     Networking).

2.   Launching a web browser and surfing to various web sites on the Internet.

3. Answering basic questions about the system configuration needed for running ARTERA turbo (i.e. Windows version, memory, hard disk space) as documented on ARTERA's web site.

4.   Assisting the customer in downloading ARTERA Turbo.

5.   Running ARTERA Turbo's Setup program and installing it to their PC.

6.   Launching/running ARTERA Turbo.

7. Answering basic questions about navigating within ARTERA Turbo's user interface.

8. Answering basic questions about showing the user how to know if ARTERA Turbo is working. This includes pointing out the Network View, Activity View and the SpeedBar.

9. Diagnosing that the end user's browser is actually forwarding its requests to ARTERA Turbo. This is accomplished by reviewing the Activity View and the browser's proxy settings.

10. Assisting an end-user who is using a propriety dialer (non-Dial-up Networking) such as Juno or NetZero.

11. Assisting an end-user who is using a browser other than Internet Explorer. This will require telling the end-user how to manually set the browser's proxy settings.

12.  Verify if the customer has an ARTERA Data Center connection online.

13.  Assist the customer in how to uninstall ARTERA.

14.  Assisting the customer in opening additional ports in ARTERA's Firewall.

15.  Assisting the customer in adding sites into the Site Blocking list.

16.  Assisting the customer in adding sites into the Ad Blocking list.

17. Helping customers to understand how Ad Blocking removes ads and replaces them with "place holder" graphics. This can result in what appears to be "missing" elements on the page. The customer can be informed of how to turn off Ad Blocking if they do not like this behavior (understanding that this will reduce the speed benefits of ARTERA Turbo).

18. Helping customers to understand how to change the Image Quality within ARTERA Turbo. This includes explaining how to refresh the page once quality has been set to "Best Quality". The customer should be informed of how to revert back to "Best Speed" image quality setting. The customer should understand that if they do not revert back to Best Speed, this will reduce the speed benefits of ARTERA Turbo.

19. Helping customers to understand what ARTERA's firewall is and how to disable it if they desire. The customer should be told that they should not run the ARTERA Firewall with any other firewall. The customer should be helped to understand the ramifications of disabling ARTERA's firewall.

20.  Tell the end-user how to get to the ARTERA web site.

21. Explain to the customer what a cache is, and how to adjust its settings within ARTERA Turbo.

22.  Explain to the  customer  what  settings in their  browser are changed when
     ARTERA Turbo is running. This includes the change to the proxy settings, the number of requests that the browser will issue at one time and the disablement of the browser's cache. Importantly, the customer should be told that when ARTERA Turbo is not running, or is uninstalled, these settings in the browser are changed back to their original values.

23. Answer questions about obtaining (i.e. downloading) product updates and installing them.

                                                                   SCHEDULE 1.17
                                                                   -------------


                        LEVEL II SUPPORT RESPONSIBILITIES


The purpose of Level II Support is to assist the end-user with the ARTERA-specific configuration settings of a more technical nature. Level II will assume that the customer has a functioning Internet connection and can surf to various web sites when ARTERA is not running.

Level II is responsible for assisting the customer with the following. It is presumed that this list will be refined as experience is gained and the product evolves over time.

     1.   Establishing a connection to the ARTERA Data Center.

     2. ARTERA Turbo abnormal termination conditions ("abends") or severe errors.

     3. Handling situations where web pages display inaccurately when ARTERA Turbo is running (as opposed to viewing the same web page without ARTERA Turbo running). This should not include questions regarding the normal changes that occur when compression and ad blocking are enabled.

     4. Assisting the end-user in using Support Mode and taking "traces" of activities to help diagnose a problem. The customer will be informed of how to deliver the traces and logs to ARTERA Level II.

     5. Advising FAIRPOINT and its Customers regarding their assistance of End Users in diagnosing and resolving problems with ARTERA Turbo, including an option for ARTERA, in its sole discretion, upon request by FAIRPOINT or its Customers, to have direct contact with the End User in furtherance of such diagnosis and resolution.

                                                                   SCHEDULE 1.19
                                                                   -------------


                       ARTERA TURBO INTELLECTUAL PROPERTY

     1. System And Method For Increasing the Effective Bandwidth of a Communications Network -- Attorney Docket No. 20275-06.

     2. A System and Method for Reducing the Time to Deliver Information from a Communications Network to a User -- Attorney Docket No. 20275-07.

     3. A System and Method for Modifying a Data Stream using Element Parsing -- Attorney Docket No. 20275-08.

                                                                   SCHEDULE 1.29
                                                                   -------------



                                 RESERVED ILECs:
                                 --------------



       1. Verizon

       2. SBC Communications

       3. Bellsouth

       4. QWEST

       5. Puerto Rico Tel

       6. Sprint

                                                                   SCHEDULE 1.30
                                                                   -------------



                                 RESERVED ISPs:
                                 -------------



       1. AOL Time Warner (including America Online, CompuServe and RoadRunner)

       2. Microsoft (including MSN)

       3. United Online (including NetZero and Juno Online)

       4. EarthLink

       5. AT&T (including AT&T Broadband and AT&T WorldNet)

       6. Comcast Communications

       7. Cox Communications

       8. Charter Communications

       9. People PC

      10. Cablevision (including Optimum Online)

      11. RCN

      12. Covad

      13. Volaris Online

      14. Hughes (including DirecPC)

      15. Bluelight

      16. CoreComm

      17. NTT/Verio

      18. Millennium Digital Medium

      19. Worldcom/UUNet

      20. Concentric/XOCommunications

      21. Internet America

      22. Adelphia Communications

                                                                   SCHEDULE 1.33
                                                                   -------------

                                  SELECTED ISPs



       [FAIRPOINT SHALL PROVIDE TO ARTERA FAIRPOINT'S LIST OF 50 SELECTED
         ISPs, NONE OF WHICH MAY BE RESERVED ISPs, WITHIN 30 DAYS OF THE
                                EFFECTIVE DATE.]


* FAIRPOINT shall be entitled to retain no less than fifty (50) Selected ISPs at all times. Accordingly, in the event a Selected ISP ceases to do business by reason of merger, insolvency, bankruptcy, liquidation or otherwise, FAIRPOINT shall be entitled to replace that Selected ISP with another, non-Reserved ISP. FAIRPOINT's choice of replacement Selected ISPs shall be in writing, and is subject to the approval of ARTERA, which approval shall not unreasonably be withheld.

                                                                    SCHEDULE 3.4
                                                                    ------------

                        COLLECTION AND PAYMENT PROCEDURES

Consistent with the purpose and intent of the Agreement, the parties agree that End User License Fees shall be collected, and Unit Royalties shall be paid generally in accordance with the following:

     A. When an End User of a FAIRPOINT Customer subscribes to or licenses a Licensed Product, ARTERA shall assign a Serial Number and Key Code that uniquely identifies each such End User.

     B. Unless otherwise agreed between the parties, if the FAIRPOINT Customer is not an RLEC, ILEC or CLEC, ARTERA will bill the End User each month using its online credit card billing system and shall retain its Unit Royalties and remit the balance to FAIRPOINT by wire transfer no less frequently than two times monthly, on the 15th and 30th of each month, together with an accounting for all receipts by ARTERA. FAIRPOINT will be responsible for remitting the proper portion to the FAIRPOINT Customer. FAIRPOINT, with the prior written consent of ARTERA, may agree with specific ISPs to allow the ISP to direct bill the End User by bundling the price of the ARTERA End User License with the ISP's regular monthly subscription fee or otherwise, and in that event, End User License Fees will be collected and Unit Royalties shall be paid in accordance with paragraphs C through E below. ARTERA's consent will not unreasonably be withheld.

     C. If the FAIRPOINT Customer is an RLEC, ILEC or CLEC (or an ISP consented to by ARTERA) then the following two billing options apply, as agreed between FAIRPOINT and its Customer:

          1. ARTERA's Subscription Agreement or Terms of Service for all End Users of such FAIRPOINT Customers shall require that all End User License Fees be payable to FAIRPOINT or to its Customer, as determined between them, either (a) by monthly charges to a valid credit card account or automatic monthly debit from a checking account in the name of the End User; or (b) by adding the End User License Fee to the End User's monthly billing with the FAIRPOINT Customer.

          2. ARTERA will bill the End User each month using its online credit card billing system and remit FAIRPOINT's portion to FAIRPOINT, as set forth in paragraph B above. FAIRPOINT will be responsible for remitting the proper portion to the FAIRPOINT Customer.

     D. ARTERA agrees to provide a two-week trial at no charge to End Users or to FAIRPOINT or its Customer.

     E.   The following End User billing practices apply:

          (a) the billing is pro rata for any End User who licenses a Licensed Product for a partial period for the prior month (net of the two-week trial);

          (b) the billing is full month for each End User who licenses a Licensed Product billed in advance for the current one month period;

          (c) if a FAIRPOINT Customer bills the End User then payments shall be due from such Customer 20 days from date of bill from FAIRPOINT;

     F. If ARTERA is not billing the End User, ARTERA will bill FAIRPOINT the first of each month using the same criteria in E above with payment due 30 days from date of bill. FAIRPOINT will remit to ARTERA its Unit Royalties, including pro rata Unit Royalties for a partial month for the prior period, for each End User where FAIRPOINT has received payment from the Customer. F. If a Customer is late in its payment to FAIRPOINT, FAIRPOINT will send to ARTERA a recommended course of action within five (5) days of due date and ARTERA and FAIRPOINT will agree on a course of action within five (5) days of receipt of recommendation.

     G. The risk of uncollectibility from End Users shall be borne by the party hereto that performs the billing with respect to the End User in question (or, if performed by a FAIRPOINT Customer, then as between FAIRPOINT and ARTERA, by FAIRPOINT). FAIRPOINT's agreements with its Customers shall require that, if such Customers perform the End User billing, they remit the End User License Fee for all Units to FAIRPOINT, regardless of whether the Customer has actually collected the End User License Fee from the End User. Without limitation to the final sentence of paragraph F above, the risk of uncollectibility from FAIRPOINT's Customers (as opposed to from End Users) shall be borne by

          FAIRPOINT and ARTERA on a pro rata basis in proportion to ARTERA's Unit Royalties vs. FAIRPOINT's net per Unit revenue from that Customer (after subtracting Support Fees).

     H. The parties may agree in writing, from time to time, to modify the collections and payment procedures set forth herein, consistent with the purposes and intent of this Agreement.

     I. FAIRPOINT and ARTERA acknowledge and agree that by providing credit card billing services under this Agreement and Schedule (for instance, as provided in paragraphs B and C.2) ARTERA is acting solely as a collection agent for FAIRPOINT, and as such it holds all End User License Fees received in trust for FAIRPOINT. ARTERA is authorized, in its role as collection agent, to cause itself to be paid its Unit Royalties on all Units for which it collects End User License Fees, in a manner consistent with this Schedule 3.4, the balance of collected End User License Fees, after subtracting the Unit Royalties due.

     J. In the event either party fails to remit to the other when due any amounts payable under this Schedule 3.4, within five (5) days of the due date, such other party shall have the right to offset or withhold any amounts unpaid from any payments otherwise due from it to the party failing to remit under this Schedule 3.4.

                                                                   SCHEDULE  3.5
                                                                   -------------



               ARTERA TURBO LIST OF FINDERS FOR CERTAIN COMPANIES

CCG terms: 5% of End User License Fees for first two years from date of FAIRPOINT's agreement with Customer; 2.5% for following two years

C&C Partners terms: 5% of End User License Fees for two years from date of FAIRPOINT's agreement with Customer; 2.5% for following two years; 1.75% for next two following years

Telecomworx terms: 5% of End User License Fees for two years from date of FAIRPOINT's agreement with Customer; 2.5% for following two years

Lombardo terms: 7% of End User License Fees for term of ARTERA End User License


Name of Company                                       Finder
---------------                                       ------
Century Telephone                                     CCG
North State Telephone                                 CCG
TXU Communications                                    CCG
Citizens Communications                               C&C Partners
Campti-Pleasant Hill Tele                             CCG
Champaign Telephone Co.                               CCG
Comtel                                                CCG
E-Ritter Communications                               CCG
Eatel                                                 CCG
Germantown Telephone                                  CCG
Hiawatha Telephone                                    CCG
Iowa Telecom                                          CCG
Kaplan Telephone                                      CCG
LaFourche Telephone                                   CCG
Monon Telephone                                       CCG
Northeast Louisiana Telephone                         CCG
Oxford Telecom                                        CCG
Telapex                                               CCG
Townes Telecommunications                             CCG
Excecom                                               Telecomworx
Bryant Communications                                 Telecomworx
Lynch Interactive                                     Lombardo
Hector Communications                                 Lombardo

                                                                   SCHEDULE  3.7
                                                                   -------------


                           ARTERA STANDARD PRICE SHEET


Residential Subscription Prices (per month):


Residential Pricing
-------------------
Monthly Users  Number of Lines  Monthly Fee
-------------------------------------------
     1                 1           $ 9.99
-------------------------------------------
     1                 2           $15.00
-------------------------------------------
 up to 5               1           $20.00
-------------------------------------------



Business Subscription Prices (per month):


Business Prices
--------------------------------
Monthly Ueses        Monthly Fee
-------------        -----------
     1                $ 10.00
--------------------------------
     3                $ 55.00
--------------------------------
     5                $ 75.00
--------------------------------
     10               $115.00
--------------------------------
     25               $225.00
--------------------------------
     50               $300.00
--------------------------------
    100               $325.00
--------------------------------
    250               $400.00
--------------------------------

                                                                   SCHEDULE  4.3
                                                                   -------------

                                  DELIVERABLES

     Pursuant to Section 4.3 of this Agreement, ARTERA will supply FAIRPOINT with the following Deliverables on or before the date(s) set forth below.

I.        Delivery Guaranteed within 30 days of the date of this Agreement:

1. Artera Turbo products that function as described in Schedule 21.3 (except as set forth below in this Schedule 4.3).

2.   Artera Turbo End User software downloadable from the Internet.

3.   Artera Turbo documentation downloadable from the Internet.

4. Reproducible Artera Turbo End User Software installation CD, which includes documentation.

5.   Sales presentations and literature in electronic form.

6.   Technical presentations in electronic form.

7. Fully Functional Customer Relations Management System and associated user documentation to specifications of Schedule 1.8.

II. Deliverable targeted on or before January 1, 2003; Delivery Guaranteed by June 30, 2003:

1.   Artera Turbo product for POP 3 and FTP.

2.   Virtual Private Networks.

3.   Road Warrior option.

III.      Deliverable within 30 days of general availability:

1. Artera Turbo products, as enhanced or updated from time to time with all derivatives thereof.

2.   Artera Turbo operation under Linux operating system.

3.   Artera Turbo operation under Apple Mac operating system.

                                                                   SCHEDULE  6.5
                                                                   -------------


                                SUPPORT SERVICES

     ARTERA will provide FAIRPOINT with engineering, maintenance and sales support services as described below.


Services:
--------

1.   Artera  Turbo   regional  data  centers  sized   appropriately   to  handle
     subscription base that agree to the Service Level Agreement (SLA) defined in Exhibit 1.

2.   Artera Turbo technical support for FAIRPOINT's support services.

3.   Artera Turbo technical training.

4.   Artera Turbo sales training.

5.   Artera Turbo Web-based customer support system.

                                    EXHIBIT 1
                                    ---------


SERVICE LEVEL AGREEMENT (SLA)
FOR ARTERA TURBO REGIONAL DATA CENTERS

I.     General

Artera shall provide the agreed to service levels seven (7) days a week, twenty-four (24) hours a day, consisting of monitoring, notification, repair of service outages and maintenance, as set forth in this SLA.

For the term and all renewal periods the evaluation of Artera's performance against this SLA will be evaluated on a quarterly basis beginning ninety (90) days from the start of the term or any renewal period.

If Artera fails to meet 99.5% Systems Availability, excluding scheduled maintenance windows, as set forth in Section VI below, the Customer will be credited according Section IX.

This agreement excludes events resulting from acts of God, war, acts by civil or military authorities, energy shortages, acts or omissions on behalf of the Customer or other causes beyond Artera's control, whether or not similar to the foregoing.

II.    Monitoring

In an effort to detect potential problems before they impact the availability and performance of the system or services, Artera monitors the status of the systems using both automated and manual tools employed in its 24 by 7 system monitoring and administration.

This monitoring includes but is not limited to:
     System availability
     Service availability
     Database connectivity and performance
     System load
     Network availability and performance System Usage

III.   System Availability

System Availability is defined as the operable state of Artera's Regional Data Center Platform in that service functionality is Availability to the Customer and its Users as described in this Agreement. System Availability does not take into account the performance or inability of such Users to access Artera's systems as a result of such Users' Internet/network connection nor does it take into effect Artera's vendors ability to update content. Due to the architectural design of the Internet, occasions may arise that prohibit access to Artera's system based on the user's Internet Service Provider's (ISP) fault or failure or by the path (route) traveled in accessing Artera's systems. These system accessibility issues will be analyzed, however, resolution may be out of the control of Artera.

IV.    Data Integrity

Artera will  provide a minimum of 99.5%  integrity  of system and User data.  In
addition,   Artera  will  maintain  the  highest  level  of  data  security  and confidentiality as is commercially reasonable in this industry.

V.     Security

Artera's Systems Security Department is expected to maintain the security, stability and integrity of Artera's systems as well as to ensure proper conduct by the users.

System Intrusion - In the event of a system intrusion by a "cracker" or "hacker", the affected party (ies) will be notified and a solution will be implemented. Notification will occur upon identification of intrusion.

VI.    Scheduled Maintenance Windows

Artera has reserved a two (2) hour window from 1:30 am - 3:30 am Eastern time every Sunday evening - Monday morning for weekly maintenance, should the need for such maintenance arise. In the event that this window will be needed in a given week, Artera will notify the Customer no less than forty-eight (48) hours prior to the window. If it is determined during the window that the scheduled maintenance will run over the two (2) hour window, the Customer will be notified immediately and receive regular updates until the period is complete. During these scheduled maintenance periods, the system and services may be unavailable to Customer and Customer's Users. Scheduled Maintenance Windows are not counted against the 99.5% System Availability benchmark in Section IX.

VII.   Emergency Maintenance Notification

In the event that emergency maintenance is required, during which time the system and services will be unavailable to Customer and Customer's Users. Artera will make commercially reasonable efforts to notify the customer during this window where practical and as not to prolong of negatively effect system service or it's availability. Emergency maintenance windows are counted against the 99.5% System Availability benchmark in Section IX.

VIII.  Incident Management

Artera's Customer Support Group will be fully responsible for the control and management of incident calls and their assignment of priority and escalation to resources within Artera in their sole and absolute discretion.

When analyzing a case, it is important that the partner or the Users understand that the Customer Support Group will expect the partner or the Users to aid in the analysis by providing any information and performing any actions or tasks requested by the analyst. The partner and any User who is not willing to assist the analyst must understand that the case may take longer to solve and will not be included in the measurement of this service level agreement.

The following priority allocations will apply:

--------------------------------------------------------------------------------
Priority 1 - These cases are defined as an Artera system condition where 50% or more of the User population is affected in their ability to access services as a result of outage across a service location.

Time Frame - Response to the partner within fifteen (15) to thirty (30) minutes of identification or receipt of notification

Follow-up - Provide updates to the partner at appropriate intervals until problem is resolved.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Priority 2 - These cases are defined as an Artera system condition where less than 25% of the user population is affected in their ability to access services as a result of partial functionality.

Time Frame - Response to the partner within four (4) hours of identification or receipt of notification

Follow-up - Provide updates to the partner every four (4) hours until problem is resolved.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Priority  3  -  These  cases  are   problems   other  than  those   meeting  the
specifications of Priority 1 or Priority 2.

Time Frame - Response to the partner within twenty-four (24) hours of identification or receipt of notification

Follow-up - Provide updates to the partner at appropriate intervals until problem is resolved.
--------------------------------------------------------------------------------
Upon the identification of a system event, Artera will make every commercially reasonable effort to correct the system or service event if the most expeditious manner possible.

IX.    Reporting

During the term and any extension or renewal period, Upon the Customer's request, Artera shall provide an SLA evaluation report via e-mail within fifteen
(15) days of the request by the customer. The Customer shall not request more than one report every 90 days. SLA credits shall be given if the following service metrics are not met:

99.5% Availability (Uptime): For each 0.2% less than 99.5%, ARTERA would provide a 5% discount on that given month's monthly per user fees.

Data Integrity: For each .1% less than 99.5% monthly, ARTERA would provide a 5% discount on that given month's monthly per user fee.

                                  SCHEDULE 21.3
                                  -------------

                        ARTERA TURBO PRODUCT DESCRIPTION

          Artera Turbo Products and Service Offerings

Artera's service offerings address both the residential and business markets and are packaged and priced for both single-PC and multiple-PC environments.

As a service offering, every user must be a registered subscriber in order to enable the Artera software. Subscription and authentication for each of the products is through the Artera CRM systems via either the publicly accessible Internet web site or the private extranet available to each Artera channel partner. This prevents unauthorized use and allows Artera partners to freely distribute Artera client software without fear of piracy.

          1.     Single-PC Products

Artera's single-PC residential subscriber product includes client-side Artera Turbo software packaged as a self-installing software-only product that is loaded on the subscriber's computer.

In the case of a dial-up user, the phone line may be either shared (i.e. the subscriber has only one line to the home) or dedicated where a second line is used exclusively for data communications.

------------------------- --------------------------- --------------------------
     Single-PC                   Artera Turbo                 Artera Turbo
   Configuration                ONE DIAL LINE              TWO DIAL LINES
------------------------- --------------------------- --------------------------
  Achieved Speed                  >256K bps                    >512K bps
------------------------- --------------------------- --------------------------


The single-PC offering is the principal product for the residential market. It is also an important offering for small businesses and traveling professionals.

          2.     Multiple-PC Products

Artera's multiple-PC product is comprised of two components:

     a.) Artera software a self-installing software-only product that is loaded on the subscriber's computer (the same software as the single-PC product)
     b.) Artera software, which is installed on a PC, designated as a communication gateway for the office.

Multiple-PC systems support the use of two or four dedicated phone lines, which are connected to the Artera gateway PC. These lines are shared by all of the PCs at the site.

The multiple-PC product is the principal offering to businesses with more than one PC and to the growing multi-PC residential marketplace.

------------------------- --------------------------- --------------------------
      Multiple-PC                Artera Turbo                Artera Turbo
     Configuration              TWO DIAL LINES              TWO DIAL LINES
------------------------- --------------------------- --------------------------
     Achieved Speed                >512K bps                  >1,000K bps
------------------------- --------------------------- --------------------------

                 Residential and Business Product Features

The following matrix highlights the different features of the business and residential product offerings.

                 Established Communications Platform


-----------------------------------------------------------------------------------------------------------------------
             Feature                 Corporate     Corporate    Residential   Residential   Residential   Residential
               Set                    Gateway       Client        Gateway     User 2-line   User 1-line       DTB
-----------------------------------------------------------------------------------------------------------------------

VPN                                      X             X            n/a           n/a           n/a           n/a
E-Mail Server                            X            n/a            X            n/a           n/a           n/a
Net Switcher (Road Warrior)              X             X            n/a            X             X             X
User Accounting                          X             X             X             X             X            n/a
Sight Blocking                           X             X             X             X             X            n/a
Ad Optimization                          X             X             X             X             X             X
Content Control                          X             X             X             X             X            n/a
DHCP Server                              X            n/a            X            n/a           n/a           n/a
Line Teaming                            16             2             2             2             1             1
Firewall                                 X             X             X             X             X            n/a
PC Sharing                               X            n/a            X            n/a           n/a           n/a
SmartHost                                X             X             X             X             X             X
Max. Users                              100            1             5             1             1             1
-----------------------------------------------------------------------------------------------------------------------


The Artera Turbo technology has been integrated into a complete Internet access platform provided by a NCT Group, Inc. subsidiary, Midcore Software, Inc. This platform includes everything required to connect to the Internet, such as router, firewall, content control, usage accounting, email server and many more features in a single plug-and-play solution - all optimized for speed. This platform is currently installed in over 5,000 locations with in excess of 60,000 users.

This combination is ideally suited to end users and organizations that have limited or no access to IT expertise. Artera's full service IT solution offerings address the needs of small and medium businesses for connectivity, security, managed Internet applications, accountability, capability and standards compliance. Many competitive platforms solutions have bolted together software from different sources to provide a solution. In contrast, Artera Turbo and all of its features were written from the ground up to ensure maximum performance and compatibility.

Some of the important features provided by Artera include:

>    PC sharing
>    Firewall protection
>    Virtual private networking

>    Secure email server
>    Connection Teaming(TM)
>    Usage accounting
>    Site blocking
>    Content control
>    DHCP server
>    Road Warrior

Source: Artera Group, Inc.

PC Sharing: Establishing Internet access involves connecting multiple computers together to share the network connection. Artera's integrated router eliminates the need to purchase or install additional router hardware.

Firewall Security: Ultra-secure firewall protects businesses from unwanted access from the Internet. Gartner Group reported that 60% of small and medium businesses with always on Internet connections are accessed by unauthorized third parties and that less than 50% of those are aware of any intrusion. Full security protection is a requirement for both residential and business subscribers.

Secure Internet Communication - Virtual Private Networking: Businesses with multiple locations look for solutions to interconnect offices in order to transfer data between locations. Traditionally, these networks were built with private communications lines. While this ensured security, it was very expensive. Virtual Private Network allows businesses to achieve the same security over Artera's shared network using state of the art encryption. This provides the highest level of security at a fraction of the cost of a private network.

Managed Internet Email: Artera's secure email server is a full-featured, easy-to-administer part of the integrated solution. This eliminates the cost and technical skills required to integrate and operate standalone email servers, such as Microsoft Exchange Server.

Site Blocking and Usage Accounting: Many productivity gains won with shared access for all employees and managed Internet applications are too often countered with unproductive Internet activities by employees. Non-productive Internet activities are avoided by blocking undesirable sites on a user basis (for example, management may be allowed to look at stock quote sites, but not employees) and by specifying industry standard content control filtering (much like what is done on television). Maintaining access records for all Internet traffic provides complete accountability. Management can use these records to enforce company Internet access policies. Site blocking and usage accounting are also important residential features to protect children.

Scalability and Standards Compliance: Residential and business customers have standardized on Microsoft Windows platforms to ensure scalability and compatibility with future applications. The vast majority of all new applications and services are developed on Windows and will continue to be so for the foreseeable future.

Hardware and Software Requirements:
Residential.
------------
Software: Win98, Win Me, Win2000, Win XP, Win NT

Hardware: Intel PII, PIII, PIV, Celeron, 486, 386
                 200 MB disk space
                 Broadband connection or dial up

Business. The individual user PCs has the same requirements as the Residential users.

Software for Corporate Gateway: Win98, Win2000

Hardware for Corporate Gateway: Intel PII, PIII, PIV, Celeron 750

2 gigabytes disk space

Broadband connection or 2 (or more) dial up lines

                                                                   SCHEDULE 21.4
                                                                   -------------


                          ARTERA TURBO TERMS OF SERVICE
                                (business users)


These Artera Turbo Terms of Service (the "Terms of Service") form Exhibit A to the Subscription Agreement between Artera Group, Inc. ("Artera") and you (the "Subscription Agreement") pertaining to the provision by Artera to you of the Artera Turbo service (the "Service").

1. Use of Service. You may use the Service only for the number of users (i.e., computers) specified in the Subscription Agreement.

2. Software and Documentation. In connection with your use of the Service and subject to the terms and conditions contained herein and in the Subscription Agreement, Artera grants to you, and you accept from Artera, a limited, non-exclusive, non-sublicensable and non-transferable license to install and use the Service's software (the "Software") and accompanying documentation (the "Documentation" and, collectively with the Software, the "Materials"). You may make one copy of the Software for backup and archival purposes, provided that you accurately reproduce and include the copyright and trademark notices and any other notices that appear on the original Software. You shall not (and shall not allow any third party to) (a) "unlock," reverse translate, decompile, disassemble or otherwise reverse engineer, or attempt to reconstruct or discover any source code, underlying ideas, algorithms, file formats or programming or interoperability interfaces of the Software by any means whatsoever, (b) remove any identification, copyright, trademark or other notices from the Materials or
(c) modify or create a derivative work of any part of the Materials or incorporate any part of the Materials into any other software or materials.

3. Ownership. The Service and the Materials are the sole and exclusive property of Artera. This is a service arrangement and not a sale. Your only rights to use the Service and the Materials are specified in the Subscription Agreement (including these Terms of Service), and Artera retains all rights not expressly granted to you therein or herein.

4. User Responsibilities. You assume full responsibility for the selection of the Service to achieve your intended results and for the use and results obtained from the Service and the Materials. You assume responsibility for the installation of the Software. You shall use your best efforts to protect the Service and the Materials from unauthorized use, illegal reproduction or illicit distribution, and you shall promptly report to Artera any such wrongful use by third parties of which you become aware. You acknowledge that certain technology may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technologies to certain countries. You warrant to Artera that you will comply in all respects with the export restrictions applicable to any materials or technologies provided to you as part of or in connection with the Service and will otherwise comply with the Export Administration Regulations and other United States laws and regulations in effect from time to time that relate to the Service, the Materials or your use of either thereof. Any use of the Service or the Materials by the U.S. Government shall be governed by these

Terms of Service and the Subscription Agreement, shall be prohibited except to the extent expressly permitted by these Terms of Service and the Subscription Agreement and shall be further subject to the restrictions set forth in Federal Acquisition Regulation (FAR) Section 52.227-14 and Defense Federal Acquisition Regulation (DFAR) Section 252.227-7015. On Artera's written request, you shall furnish Artera with a signed statement certifying that the Service and the Materials are being used in accordance with these Terms of Service and the Subscription Agreement, including any copy and user limitations. With reasonable advance notice, Artera or its agents may examine the copies of the Materials in your possession and may audit your use of the Service and the Materials, all during regular business hours.

5. Warranties. Artera warrants to you that the Service, when used as directed, will substantially achieve the functionality described in the Documentation. Artera also warrants that any Software media provided to you will be free from defects in material and workmanship for 90 days from the date you receive such Software media. ARTERA DOES NOT WARRANT, HOWEVER, THAT YOUR USE OF THE SERVICE WILL BE UNINTERRUPTED OR THAT THE OPERATION OF THE SERVICE WILL BE ERROR-FREE OR SECURE. ARTERA'S SOLE LIABILITY (AND YOUR EXCLUSIVE REMEDY) FOR ANY BREACH OF THESE WARRANTIES SHALL BE FOR ARTERA TO USE COMMERCIALLY REASONABLE EFFORTS, IN ARTERA'S SOLE DISCRETION, TO REINSTATE THE FUNCTIONALITY OF THE SERVICE, TO REPLACE DEFECTIVE SOFTWARE OR SOFTWARE MEDIA, TO ADVISE YOU HOW TO ACHIEVE SUBSTANTIALLY THE SAME FUNCTIONALITY THROUGH A PROCEDURE DIFFERENT FROM THAT SET FORTH IN THE DOCUMENTATION OR, IF THE ABOVE REMEDIES ARE IMPRACTICABLE, TO REFUND THE SUBSCRIPTION FEE AND TERMINATE THE SUBSCRIPTION AGREEMENT. If you use the Service in an unauthorized fashion, if you make any modifications to the Software, if the Software media is subjected to accident, abuse or improper use, or if you violate these Terms of Service or the Subscription Agreement, this warranty is void. This warranty shall not apply if the Service is used on or in conjunction with hardware or software other than the unmodified version of hardware and software with which the Service was designed to be used, as described in the Documentation. To make a claim under these warranties, you must send a written description of the claim to Artera's office as shown in the heading of these Terms of Service (Attention: Warranty Service Department). If the claim relates to defective Software, you must send Artera the defective Software media as well (including any copies you have made and all Documentation accompanying the Software). You assume the risk of loss in transit for any Materials shipped to Artera. If Artera confirms the defect or warranty claim, Artera will, within a reasonable time after receipt of the claim (and any required Materials), provide you with one of the remedies set forth above. If you have any questions concerning warranty claims, you may call Artera at 203-577-5374. THIS IS A LIMITED WARRANTY. IT IS THE ONLY WARRANTY MADE BY ARTERA, AND ARTERA MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE SERVICE OR THE MATERIALS. NO LICENSEE, DEALER, DISTRIBUTOR, RESELLER, AGENT OR EMPLOYEE OF ARTERA IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS OR ADDITIONS TO THIS LIMITED WARRANTY, AND NO LICENSEE, DEALER, DISTRIBUTOR, AGENT OR RESELLER OF ARTERA SHALL HAVE ANY LIABILITY TO YOU FOR THE FUNCTIONALITY OR

PERFORMANCE OF THE SERVICE OR THE SOFTWARE OR FOR ANY WARRANTIES OR BREACHES UNDER THE SUBSCRIPTION AGREEMENT OR THESE TERMS OF SERVICE. ARTERA EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. YOU MAY HAVE OTHER STATUTORY RIGHTS. HOWEVER, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DURATION OF STATUTORILY REQUIRED WARRANTIES, IF ANY, SHALL BE LIMITED TO THE ABOVE LIMITED WARRANTY PERIOD. MOREOVER, IN NO EVENT SHALL WARRANTIES PROVIDED BY LAW, IF ANY, APPLY UNLESS THEY ARE REQUIRED TO APPLY BY STATUTE.

6. Liabilities. NOTWITHSTANDING ANYTHING IN THESE TERMS OF SERVICE TO THE CONTRARY, IN NO EVENT SHALL ARTERA OR ANY LICENSEE, DEALER, DISTRIBUTOR, AGENT OR RESELLER OF ARTERA BE LIABLE OR OBLIGATED, UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY, FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE OF THE SUBSCRIPTION FEES PAID BY YOU TO ARTERA WITH RESPECT TO THE SERVICE DURING THE 12-MONTH PERIOD PRIOR TO YOUR COMMUNICATING YOUR CLAIM TO ARTERA AS DESCRIBED HEREIN, OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGIES OR RIGHTS), OR FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA, LOSS OF BUSINESS, OPPORTUNITIES OR PROFITS, OR FOR ANY MATTER BEYOND ARTERA'S REASONABLE CONTROL. Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so the above exclusions and limitations may not apply to you. You shall indemnify and hold harmless Artera and its directors, officers, employees, agents, affiliates and distributors for and against any losses, damages, claims and expenses relating to or arising out of any breach by you of these Terms of Service or the Subscription Agreement or relating to or arising out of your use of the Service or the Materials.

7. Termination. Either party may terminate the Subscription Agreement (including these Terms of Service) for a material breach by the other party if such breach is not cured within 30 days after written notice thereof to the breaching party; provided, however, that, with respect to a breach by you of the obligation to pay subscription fees, termination may be made by Artera if such breach is not cured within ten days after written notice thereof to you. Upon any termination of the Subscription Agreement (including these Terms of Service), your right to use the Service and the Materials shall terminate and you shall immediately destroy all originals and copies of the Materials then in your possession or control and, if requested by Artera, provide certification that no originals or copies of the Materials remain in your possession or control. Without limiting the foregoing, upon any termination of the Subscription Agreement (including these Terms of Service), Artera may terminate your ability to use the Service by any reasonable means.

8. Miscellaneous. The Subscription Agreement (including these Terms of Service) represents the entire agreement between Artera and you relating to the subject matter thereof and hereof, and supersedes any other prior or contemporaneous documents or written or oral communications relating to such subject matter. These Terms of Service may not be amended except by Artera via written notice to you or via publication on Artera's Web site. No sublicense, assignment or transfer of the Subscription Agreement (including these Terms of Service) or of any of your rights or obligations thereunder or hereunder, whether by operation of law or otherwise, may be made by you without the prior written consent of Artera, and any purported sublicense, assignment or transfer by you shall be void. The failure of Artera to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of the Subscription Agreement or these Terms of Service, or to exercise any rights thereunder or hereunder, shall not be construed as a waiver of the future performance of any obligations by you, and your obligations with respect to such future performance shall continue in full force and effect. The Subscription Agreement (including these Terms of Service) shall be governed by and construed in accordance with the laws of the State of Connecticut, U.S.A., without giving effect to the conflict of law principles thereof. Jurisdiction for any action under the Subscription Agreement (including these Terms of Service) shall lie solely in the Federal or state courts located in the State of Connecticut, and venue in any such action shall be proper only therein. No action for any claim against Artera under the Subscription Agreement (including these Terms of Service), including but not limited to breach of warranty, may be commenced more than one year after the earlier of (a) the termination of the Subscription Agreement or (b) the date Artera is notified of the applicable claim. References herein to "written" notice shall include fax, e-mail and Web-based communications. No provision of the Subscription Agreement (including these Terms of Service) shall be construed against Artera solely due to the fact that Artera or its agent drafted such provision. You agree that the Subscription Agreement (including these Terms of Service) is the result of arms-length negotiations.

                          ARTERA TURBO TERMS OF SERVICE

                               (residential users)


These Artera Turbo Terms of Service (the "Terms of Service") form Exhibit A to the Subscription Agreement between Artera Group, Inc. ("Artera") and you (the "Subscription Agreement") pertaining to the provision by Artera to you of the Artera Turbo service (the "Service").

1. Use and Ownership of Service. You may use the Service only for the number of users (i.e., computers), and for the number of lines, specified in the Subscription Agreement, and only for residential (i.e., non-business) purposes. In connection with your use of the Service, Artera grants you a limited license to use the Service's software (the "Software") and documentation (the "Documentation") and, together with the Software, the "Materials"). You may make one copy of the Software for backup purposes. You may not (a) "unlock," reverse translate, decompile, disassemble or otherwise reverse engineer, or attempt to reconstruct or discover any source code, underlying ideas, algorithms, file formats or programming or interoperability interfaces of the Software, (b) remove any identification, copyright, trademark or other notice from the Materials or (c) modify or create a derivative work of any part of the Materials or incorporate any part of the Materials into other software or materials. The Service and the Materials are the property of Artera. This is a service arrangement and not a sale. Artera retains all rights in and to the Service and the Materials that are not expressly granted to you herein.

2. User Responsibilities. You are responsible for the results obtained from the Service and the Materials. You are responsible for the installation of the Software. You will use best efforts to protect the Service and the Materials from unauthorized or illegal use. You will comply with all export restrictions and other laws relating to the Service and the Materials. You may have additional responsibilities under the Subscription Agreement, under other agreements with Artera or under applicable law.

3. Warranties and Limitation of Liabilities. Artera warrants that the Service, when used as directed, will substantially achieve the functionality described in the Documentation. Artera warrants that any Software media provided to you will be free from defects for 90 days from date of receipt. ARTERA DOES NOT, HOWEVER, WARRANT THAT THE SERVICE WILL BE ERROR-FREE OR SECURE. ARTERA'S SOLE LIABILITY FOR BREACH OF THESE WARRANTIES IS A COMMERCIALLY REASONABLE EFFORT, IN ARTERA'S DISCRETION, TO REINSTATE THE FUNCTIONALITY OF THE SERVICE, TO REPLACE DEFECTIVE SOFTWARE OR SOFTWARE MEDIA, TO ADVISE HOW TO ACHIEVE SUBSTANTIALLY THE SAME FUNCTIONALITY THROUGH A PROCEDURE DIFFERENT FROM THAT IN THE DOCUMENTATION OR, IF THESE REMEDIES ARE IMPRACTICABLE, TO REFUND THE SUBSCRIPTION FEE AND TERMINATE THE SUBSCRIPTION AGREEMENT. If you use the Service in an unauthorized fashion, if you modify the Software, if the Software media is subjected to accident, abuse or improper use, or if you violate these Terms of Service or the Subscription Agreement, this warranty is void. This warranty shall not apply if the Service is used on or in conjunction with hardware or software other than the unmodified version of hardware and software with which it was designed to be used. To make a claim under this warranty, send a written description of the claim to Artera's office as shown in the heading of these Terms of Service (Attention: Warranty Service Department). If the claim relates to defective Software, send Artera the defective Software media as well (including any copies made and all Documentation accompanying the Software). You assume the risk of loss in transit for any Materials shipped to Artera. If Artera confirms the defect or warranty claim, Artera will provide you with one of the remedies set forth above. For questions on warranty claims, call Artera at 203-577-5374. THIS IS A LIMITED WARRANTY. IT IS THE ONLY WARRANTY MADE BY ARTERA, AND ARTERA MAKES NO OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE SERVICE OR THE MATERIALS. NO LICENSEE, AGENT, DISTRIBUTOR OR RESELLER OF ARTERA IS AUTHORIZED TO MODIFY THIS WARRANTY AND NO LICENSEE, AGENT, DISTRIBUTOR OR RESELLER OF ARTERA SHALL HAVE ANY LIABILITY TO YOU FOR THE FUNCTIONALITY OR PERFORMANCE OF THE SERVICE OR THE SOFTWARE OR FOR ANY WARRANTIES OR BREACHES UNDER THE SUBSCRIPTION AGREEMENT OR THESE TERMS OF SERVICE. IN NO EVENT SHALL ARTERA OR ANY LICENSEE, AGENT, DISTRIBUTOR OR RESELLER OF ARTERA BE LIABLE FOR ANY AMOUNTS IN EXCESS OF THE SERVICE SUBSCRIPTION FEES PAID BY YOU TO ARTERA WITH RESPECT TO THE 12-MONTH PERIOD PRIOR TO YOUR COMMUNICATING YOUR CLAIM TO ARTERA AS DESCRIBED HEREIN, OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA, OR FOR ANY MATTER BEYOND ARTERA'S REASONABLE CONTROL. Some jurisdictions do not allow the exclusion or limitation of certain damages, so the above exclusions and limitations may not apply to you. You may have other statutory rights, but in no event shall warranties provided by law, if any, apply unless they are required to apply by statute. You shall indemnify Artera for any losses, damages, claims and expenses arising out of any breach by you of these Terms of Service or the Subscription Agreement, or arising out of your use of the Service or the Materials.

4. Termination. You may terminate the Subscription Agreement (including these Terms of Service), effective as of the end of any monthly subscription period, via prior written notice to Artera. In addition, either party may terminate the Subscription Agreement (including these Terms of Service) at any time if the other party has materially breached the Subscription Agreement or these Terms of Service and not cured such breach within ten days after written notice thereof. For purposes hereof, any breach by you of the obligation to pay subscription fees shall be deemed a material breach. Upon termination of the Subscription Agreement (including these Terms of Service), your right to use the Service and the Materials shall terminate and you shall immediately destroy all originals and copies of the Materials in your possession. Upon termination of the Subscription Agreement (including these Terms of Service), Artera may terminate your ability to use the Service by any reasonable means.

5. Miscellaneous. The Subscription Agreement (including these Terms of Service) represents the entire agreement between Artera and you relating to the subject matter thereof and hereof, and supersedes any other prior or contemporaneous documents or communications relating to such subject matter. You may not assign or transfer your right to use the Service or the Materials without the prior written consent of Artera. The failure of Artera to insist upon the performance of any of these Terms of Service shall not be a waiver of the future performance of obligations by you. These Terms of Service may not be amended except by Artera via written notice to you or via publication on Artera's Web site. The Subscription Agreement (including these Terms of Service) is governed by the laws of the State of Connecticut, U.S.A. Jurisdiction for any lawsuit under the Subscription Agreement (including these Terms of Service) lies solely in the Federal or state courts located in Connecticut, and venue in any such action shall be proper only therein. No lawsuit for a claim against Artera under the Subscription Agreement (including these Terms of Service) may commence more than one year after the earlier of (a) the termination of the Subscription Agreement or (b) the date Artera is notified of the claim. References herein to "written" notice shall include fax, e-mail and Web-based communications. No provision of the Subscription Agreement (including these Terms of Service) shall be interpreted against Artera solely because Artera or its agent drafted the provision.